UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MSA Safety Incorporated

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Notice of Annual Meeting of Shareholders

TO THE HOLDERS OF COMMON STOCK OF MSA SAFETY INCORPORATED:

Notice is hereby given that the Annual Meeting of Shareholders of MSA Safety Incorporated will be held on Friday, May 13, 2022 at 9:00 a.m., Eastern Time, via a live audio webcast only at www.virtualshareholdermeeting.com/MSA2022 for the purpose of considering and acting upon the following:

(1)	Election of Directors for 2025: The election of four directors for a term of three years;

(2)	Election of a Director for 2024: The election of one director for a term of two years;

(3)	Selection of Independent Registered Public Accounting Firm: The selection of the independent registered public accounting firm for the year ending December 31, 2022;

(4)	Say on Pay: To provide an advisory vote to approve the executive compensation of the Company’s named executive officers;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only the holders of record of Common Stock of the Company on the books of the Company at the close of business on February 14, 2022 are entitled to notice of and to vote at the meeting and any adjournment thereof.

Notice of Internet Availability of Proxy Materials: Instead of mailing printed proxy materials in 2022, on April 1, 2022 we mailed a Notice of Internet Availability of Proxy Materials advising shareholders to view our Proxy Statement, Proxy Card and 2021 Annual Report free of charge online at www.proxyvote.com, or to request paper or email copies. Only shareholders who have requested printed materials will receive them. We encourage all shareholders to access the Company’s proxy materials online to reduce the environmental impact and costs associated with paper copies.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote by promptly submitting your proxy by mail, by the internet or by phone. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares during the meeting.

By Order of the Board of Directors,

Richard W. Roda Secretary

April 1, 2022

IMPORTANT NOTE ABOUT THE 2022 ANNUAL MEETING

MSA will not hold an in-person Annual Meeting of Shareholders in 2022. Due to the continued uncertain public health impact of COVID-19 as of the date of this Notice and Proxy Statement, the Annual Meeting of Shareholders will be held in a virtual meeting format only. Shareholders must use the following link to access the virtual meeting on the meeting date:

www.virtualshareholdermeeting.com/MSA2022

Upon accessing the link, shareholders must enter the 12-digit control number found on their proxy card, voting instruction form or notice of internet availability of proxy materials; otherwise, admittance to the meeting will not be approved. There will be no physical meeting location established.

It is not necessary to attend the meeting to vote your shares. To vote your proxy by mail, mark your vote on the proxy card and follow the mailing directions on the card. To vote your proxy by telephone or electronically using a smartphone, tablet or the internet, follow the instructions on the proxy card. If you received a notice of internet availability of proxy materials, you may vote by following the instructions contained in the notice. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card but do not mark any selections, your shares represented by that proxy will be voted as recommended by the Board. Whether or not you expect to attend the virtual meeting, we encourage you to vote by proxy as soon as possible, in case you later decide not to attend the meeting.

MSA 2022 PROXY STATEMENT

Table of Contents

PROXY SUMMARY	i

VIRTUAL MEETING INFORMATION AND QUESTIONS	v

PROXY STATEMENT	1

VOTING SECURITIES AND RECORD DATE	1

PROPOSAL NOs. 1 and 2 – ELECTION OF DIRECTORS	2

Board Recommendation and Required Vote	8

CORPORATE GOVERNANCE MATTERS	9

Corporate Governance Overview	9

Board Committees	13

Risk Oversight	15

Compensation of Directors	16

Compensation Committee Interlocks and Insider Participation	17

Review and Approval or Ratification of Related Party Transactions	17

Nominating and Corporate Governance Committee Procedures	18

EXECUTIVE COMPENSATION	19

Compensation Discussion and Analysis	19

Executive Summary	20

Compensation Oversight Process	24

Determination of Executive Compensation Amounts	25

Additional Considerations Relating to the CEO	31

Other Compensation and Retirement Policies	34

Compensation Committee Report	36

COMPENSATION TABLES	37

PAY RATIO DISCLOSURE	49

AUDIT COMMITTEE REPORT	50

STOCK OWNERSHIP	51

Beneficial Ownership of Management and Directors	51

5% Beneficial Owners	52

PROPOSAL NO. 3 – SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53

Board Recommendation and Required Vote	53

PROPOSAL NO. 4 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	54

Board Recommendation	54

OTHER MATTERS	55

ANNUAL REPORT ON FORM 10-K	55

2023 SHAREHOLDER PROPOSALS	55

SHAREHOLDER COMMUNICATIONS	55

EXPENSES OF SOLICITATION	55

FREQUENTLY ASKED QUESTIONS	56

MSA 2022 PROXY STATEMENT

Proxy Summary

2022 ANNUAL MEETING OF SHAREHOLDERS

When: 9:00 a.m. Eastern Time on May 13, 2022	Record Date: February 14, 2022	Where: www.virtualshareholdermeeting.com/MSA2022

Voting:

Shareholders of the Company as of the Record Date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and for one vote on each of the other matters presented.

BUSINESS OVERVIEW

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Recognized for market leading innovation, many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations. Our comprehensive product line, which is governed by rigorous safety standards across highly regulated industries, is used by workers around the world in a broad range of markets, including the fire service, construction, industrial manufacturing applications, oil, gas and petrochemical industry, utilities and mining. Our core products include breathing apparatus where self-contained breathing apparatus is the principal product, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel and fall protection devices.

*	As of March 1, 2022
^	Employment-based Industrial PPE includes: Portable Gas Detection, Industrial Head Protection and Fall Protection

MSA 2022 PROXY STATEMENT	i

PROXY SUMMARY

VOTING MATTERS

PROPOSAL NOS. 1 AND 2

ELECTION OF DIRECTORS	PAGE 2

Mr. Robert A. Bruggeworth, Mr. Gregory B. Jordan, Ms. Rebecca B. Roberts and Mr. William R. Sperry were nominated by the Board for election in the Class of 2025. Mr. Luca Savi, who was elected to be a director by the Board on June 24, 2021, was nominated by the Board for election in the Class of 2024. Mr. Savi was recommended to the Board by a third-party search firm retained by the Board. That search firm evaluated and provided information to the Nominating and Corporate Governance Committee concerning prospective candidates, which the committee took into consideration in forming its recommendations to the Board. Following the search and selection process, Mr. Savi was elected by the Board. The table beginning on page 3 sets forth certain information about the nominees, all of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting. We are asking shareholders to vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE

PROPOSAL 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	PAGE 53

We are asking shareholders to approve the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022.

THE BOARD RECOMMENDS A VOTE FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4

SAY ON PAY	PAGE 54	YOUR VOTE IS IMPORTANT

We are asking shareholders to vote FOR the Company’s compensation of the named executive officers. The Board and the Compensation Committee will take into account the outcome when considering future executive compensation arrangements. In 2021, the shareholders voted in favor of the Company’s executive compensation program, with 98.4% of the votes cast by shareholders voting FOR the proposal. The Board and Compensation Committee took this vote into consideration in designing the executive compensation program for 2022. Please see the Compensation Discussion and Analysis in the proxy statement for complete details about compensation for the named executive officers.

THE BOARD RECOMMENDS A VOTE FOR SAY ON PAY

Shareholders can vote using any of the following methods
		By internet using your computer	By telephone

		By internet using your tablet or smartphone	By mailing your proxy card

Please refer to your proxy card and/or voting instruction form for internet, telephone, smartphone or mail instructions. If you receive a notice of internet availability of proxy materials, you may vote by following the instructions contained in that notice.

ii	MSA 2022 PROXY STATEMENT

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

The MSA Board of Directors places a continued focus on the corporate governance affairs of the Company and acknowledges that good corporate governance is an ongoing process. The Board also recognizes that good corporate governance is important to the Company’s success. Key Company governance practices are described more fully in the proxy statement. Below is a summary of 2021 governance highlights.

2021 Corporate Governance Highlights

Director Independence

•	Nine of ten Directors are independent
•	Five fully independent board committees

Board Leadership

•	Annual election of Lead Independent Director if Chairman/CEO roles are combined
•	Lead Independent Director has clearly defined role and significant governance duties, including chairing regular executive sessions of independent directors

Board Refreshment and Diversity

•	Practice of continuous Board refreshment to ensure a mix of skills, experience, tenure and diversity
•	Balance of new and experienced directors; 50% of our directors have tenures of five years or less
•	Retirement policy for directors
•	Three of our ten directors are women, including one woman of color
•	Our Compensation, Finance and Law Committees are chaired by a woman

Evaluation and Effectiveness

•	Annual Board and Committee self-assessments
•	Individual director assessments occur two out of every three years providing constructive and candid feedback
•	Annual assessment of Lead Independent Director

Director Engagement

•	Directors attended 100% of Board and Committee meetings
•	Board policy limits director membership to a total of three public company boards, including the Company
•	Director stock ownership guidelines require equity ownership of at least five times the annual director retainer

ESG Oversight

•	The Board recognizes the importance of proper oversight of the Company’s ESG affairs and has continued to assess its corporate governance framework in the context of the evolving ESG landscape. Details regarding oversight of the Company’s ESG affairs are illustrated in the graphic below.

OVERSIGHT OF ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) MATTERS

MSA 2022 PROXY STATEMENT	iii

PROXY SUMMARY

CORPORATE SOCIAL RESPONSIBILITY PROGRAM

Corporate Social Responsibility (CSR) is not new to MSA. As a company dedicated to helping protect the world’s workers, it has been at the center of our mission since 1914. Our CSR framework focuses on Our Integrity, Our People, Our Environment, and Our Communities. The Company’s CSR programs are incorporated into enterprise-wide programs, driven by the work of each functional team. The Company views CSR efforts on a continuous improvement basis, and each year MSA takes steps to further expand and enhance our programs. More information about the Company’s CSR program can be found by visiting www.MSAsafety.com/corporate-responsibility.

2021 CSR Highlights

ESG Oversight and Programs

•	Completed an ESG stakeholder assessment engaging a leading international third-party consultant specializing in ESG matters

•	As a result of the assessment, key strategic areas of focus were identified
•	Focus areas beginning in 2022 include:
○	Continued pursuit of environmental sustainability efforts including continued collection of key data and development of longer term reduction targets
○	Ongoing execution of associate engagement and diversity and inclusion strategies
○	Product stewardship activities around the assessment of environmental and social characteristics of our products
○	Further plans to enhance ESG data collection and disclosure

Disclosure

•	Published a second annual Corporate Social Responsibility Report
•	CSR Report incorporated disclosures in accordance with standards of the Sustainability Accounting Standards Board (“SASB”) and the Task Force on Climate-related Disclosures (“TCFD”)
•	MSA again participated in the Carbon Disclosure Project

Select CSR Data

•	Associate health and safety is embedded in our culture with safety programs and metrics maintained throughout the Company
•	Approximately 51% of our U.S. workforce self-identifies as diverse by race or gender
•	Women comprise approximately 41% of MSA’s U.S. workforce
•	MSA made contributions of approximately $1.2 million to charitable giving

Recognitions

MSA earned a variety of awards reflecting our commitment to CSR

•	Newsweek’s America’s Most Responsible Companies (2022)
•	Forbes Best Employers for Diversity (2021)
•	Forbes America’s Best Midsize Employers (2021)
•	Forbes America’s Best Employers for New Graduates (2021)
•	Pittsburgh Post Gazette’s Top Workplace in the large company category (2021)

iv	MSA 2022 PROXY STATEMENT

Virtual Meeting Information and Questions

MSA will not hold a physical, in-person Annual Meeting in 2022. Instead, due to the continuing public health impact of COVID-19, the Annual Meeting will be held in a virtual meeting format only using an audio webcast.

It is not necessary to attend the meeting to vote your shares. To vote your proxy by mail, mark your vote on the proxy card and follow the mailing directions on the card. To vote your proxy by telephone or electronically using a smartphone, tablet or the internet, follow the instructions on the proxy card. If you received a notice of internet availability of proxy materials, you may vote by following the instructions contained in the notice. Whether or not you expect to attend the virtual meeting, we encourage you to vote by proxy as soon as possible, in case you later decide not to attend the meeting. Shareholders of record as of the record date for the meeting who wish to attend the virtual meeting must use the following link on the day of the meeting:

www.virtualshareholdermeeting.com/MSA2022

Upon accessing the link, shareholders must enter the 12-digit control number found on their proxy card, voting instruction form or notice of internet availability of proxy materials. Otherwise, admittance to the meeting will not be approved.

How can I vote my shares without attending the meeting?

To vote your shares without attending the virtual meeting, please follow the instructions on the proxy card and/or voting instruction form(s) you received. If you receive a notice of internet availability of proxy materials, you may vote by following the instructions contained in the notice. This way your shares will be represented whether or not you are able to attend the meeting. You are encouraged to vote by proxy in advance of the meeting, in case you later decide not to attend the meeting.

What will I need to do in order to attend the meeting?

You are only entitled to attend the virtual meeting if you were a shareholder of record as of the record date for the meeting or you hold a valid proxy for the meeting. While it is not necessary for you to attend the meeting in order to vote your shares, you may attend the meeting and submit a question during the meeting by visiting the website listed above and using your 12-digit control number included on your proxy card, notice of internet availability of proxy materials or voting instructions.

During the meeting, you will participate in an audio webcast as a “listen only” participant. Shareholders may submit written questions while participating in the meeting, using the virtual meeting website. The meeting will start at 9:00 A.M., Eastern Time on May 13, 2022. We encourage you to access the meeting website prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check in or meeting time, please contact the technical support number that will be posted on the website log-in page. We will follow established meeting rules and procedures which afford the same treatment to all participating shareholders. Additionally, we will use software that verifies the identity of each participating shareholder and ensures they are granted the same access rights they would have at an in-person meeting.

MSA 2022 PROXY STATEMENT	v

1

MSA SAFETY INCORPORATED

Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 13, 2022

The 2022 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2021 are also available at

www.proxyvote.com

The 2022 Annual Meeting of Shareholders for the year ended December 31, 2021 will convene via webcast at

www.virtualshareholdermeeting.com/MSA2022

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of MSA Safety Incorporated (the “Company” or “MSA”) of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, May 13, 2022, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Instead of mailing printed proxy materials in 2022 on April 1, 2022, we mailed a Notice of Internet Availability of Proxy Materials advising shareholders to view our Proxy Statement, Proxy Card and 2021 Annual Report free of charge online at www.proxyvote.com, or to request paper or email copies. Only shareholders who have requested printed materials will receive them. We encourage all shareholders to access the Company’s proxy materials online to reduce the environmental impact and costs associated with paper copies. To vote your proxy by mail, mark your vote on the proxy card, and follow the mailing directions on the card. To vote your proxy by telephone or electronically using a smartphone, tablet or the internet, follow the instructions on the proxy card. If you received a notice of internet availability of proxy materials, you may vote by following the instructions contained in the notice. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card but do not mark any selections, your shares represented by that proxy will be voted as recommended by the Board.

We encourage you to vote by proxy as soon as possible. A shareholder giving the accompanying proxy by mail has the power to revoke or change it at any time prior to its exercise upon written notice given to the Secretary of the Company. Please note that, in order to be effective, the revocation or change must be received by the Company by 11:59 p.m. Eastern Time on May 12, 2022. The mailing address of the principal executive offices of the Company is 1000 Cranberry Woods Drive, Cranberry Township, PA 16066. A shareholder voting the proxy by telephone or internet has the power to revoke or change such proxy vote by voting again and following the instructions and meeting the deadlines for such vote as set forth on the proxy card.

Voting Securities and Record Date

As of February 14, 2022, the record date for the Annual Meeting, 39,276,924 shares of Common Stock were issued and outstanding.

Only holders of Common Stock of the Company of record on the books of the Company at the close of business on February 14, 2022, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Such holders are entitled to one vote for each share held and do not have cumulative voting rights with respect to the election of directors. Holders of outstanding shares of the Company’s 4 1⁄2% Cumulative Preferred Stock are not entitled to vote at the meeting.

See “Stock Ownership” on page 51 below for information with respect to share ownership by the directors and executive officers of the Company and the beneficial owners of 5% or more of the Company’s Common Stock.

MSA 2022 PROXY STATEMENT

2

PROPOSAL NOS. 1 AND 2

ELECTION OF DIRECTORS

At the Annual Meeting, four directors will be elected to serve until the Annual Meeting in 2025, and one director will be elected to serve until the Annual Meeting in 2024. Mr. Robert A. Bruggeworth, Mr. Gregory B. Jordan, Ms. Rebecca B. Roberts and Mr. William R. Sperry were nominated by the Board for election in the Class of 2025. Mr. Luca Savi, who was elected to be a director by the Board on June 24, 2021, was nominated by the Board for election in the Class of 2024. Mr. Savi was recommended by a third-party search firm retained by the Board. That search firm evaluated and provided information to the Nominating and Corporate Governance Committee concerning prospective candidates, which the committee took into consideration in forming its recommendations to the Board. Following the search and selection process, Mr. Savi was elected by the Board. Properly submitted proxies will be voted for the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Nominating and Corporate Governance Committee in the event a nominee becomes unavailable for election.

The Board and the Nominating and Corporate Governance Committee have determined that the nominees possess a balanced mix of qualifications and experiences relevant to the effective governance and oversight of our business. The tables beginning on the following page set forth information about our nominees, all of whom are currently members of the Board and about the directors whose terms of office will continue after the Annual Meeting.

BOARD SNAPSHOT

DIRECTOR SKILLS, EXPERIENCE AND EXPERTISE

	Leadership	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	10
	Business oversight experience as a CEO, President, or other senior executive
$	Financial Oversight	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	10
	Background and substantial experience with finance, accounting and financial reporting matters
	Designated Financial Expertise	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2
	SEC Rule 10A-3 Financial Expert
	Legal, Risk and Public Policy	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2
	Significant global expertise with legal and risk management matters and public policy development and advocacy
	Operations	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	9
	Experience in manufacturing supply chains and logistics
	Global Business Expertise	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	9
	International background or global experience including in growth markets
	Sustainability	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2
	Experience in the oversight of corporate social responsibility, sustainability, or related programs
	Safety Products Industry	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	3
	Experience in the safety product business
	Mergers and Acquisitions	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	8
	Background and experience in mergers and acquisitions
	Industrial Sales, Marketing and/or Distribution	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	8
	Experience in developing and executing strategies for sales, marketing and distribution

MSA 2022 PROXY STATEMENT

PROPOSAL NOS. 1 AND 2-ELECTION OF DIRECTORS
3

THE BOARD RECOMMENDS YOU VOTE “FOR” THE FOLLOWING DIRECTOR NOMINEES.

NOMINEES FOR TERMS EXPIRING IN 2025 (Proposal 1)

Robert A. Bruggeworth

Qualifications:

As the CEO of a publicly traded international corporation, Mr. Bruggeworth brings to the board expertise in managing a large, global business, along with specific expertise in mergers and acquisitions, manufacturing, marketing and material sourcing for high technology products. Mr. Bruggeworth also has extensive senior leadership, strategic planning expertise and knowledge of key governance issues.

Age: 60 Director Since: 2007 Lead Independent Director Committees: Compensation; Nominating and Corporate Governance (Chair)

Professional Highlights:

•  President and CEO of Qorvo, Inc., a high-performance RF components and compound semiconductors manufacturer, since January 2015.

•  President and CEO of RF Micro Devices, Inc. prior to the merger of RF Micro Devices, Inc. and TriQuijnt Semiconductor, Inc. to form Qorvo, Inc.

Other Current Public Directorships:

•  Qorvo, Inc

Gregory B. Jordan

Qualifications:

As the General Counsel and Chief Administrative Officer of a large publicly traded corporation, Mr. Jordan brings extensive legal, operational, risk management and corporate governance expertise to the board. He also gained significant international experience through his service in managing and overseeing the strategic and financial matters as managing partner of a global law firm.

Age: 62 Director Since: 2019 Committees: Law

Professional Highlights:

•  Executive Vice President, General Counsel and Chief Administrative Officer of The PNC Financial Services Group, Inc. since February 2016.

•  Upon commencement of employment with The PNC Financial Services Group, Inc. in October 2013 served as Executive Vice President and General Counsel.

•  Prior to his roles with The PNC Financial Services Group, Inc., Mr. Jordan was the global managing partner of Reed Smith LLP and chair of the firm’s senior management team and executive committee.

Other Current Public Directorships:

•  None

MSA 2022 PROXY STATEMENT

PROPOSAL NOS. 1 AND 2-ELECTION OF DIRECTORS
4

Rebecca B. Roberts

Qualifications:

Ms. Roberts brings significant international business management, operational and workplace safety expertise to the board. Ms. Roberts also provides extensive oil, gas and petrochemical industry experience and an informed perspective on regulatory, operational and sustainability matters faced by a complex international company.

Age: 69 Director Since: 2013 Committees: Compensation (Chair); Nominating and Corporate Governance

Professional Highlights:

•  Former President of Chevron Pipe Line Company from 2006 until her retirement in 2011.

•  Previously served as President of Chevron Global Power Generation from 2003 to 2006, in addition to various technical and management positions of growing importance during her 36-year career with Chevron.

Other Current Public Directorships:

•  AbbVie Inc.

•  Black Hills Corporation

William R. Sperry

Qualifications:

Mr. Sperry brings expertise in public company accounting, risk management, disclosure and financial system management as the Chief Financial Officer of a publicly traded international corporation and as a former investment banking executive. Mr. Sperry also brings experience in overseeing a large international business along with specific expertise in mergers and acquisitions, corporate governance, risk management and strategic planning.

Age: 60 Director Since: 2019 Committees: Audit (Chair); Finance

Professional Highlights:

•  Executive Vice President and Chief Financial Officer of Hubbell Incorporated since 2012.

•  Previously served as Vice President, Corporate Strategy and Development and Head of Investor Relations of Hubbell Incorporated.

•  Employed in various roles in the investment banking, financial services and consulting industries prior to his positions with Hubbell Incorporated.

Other Current Public Directorships:

•  None

MSA 2022 PROXY STATEMENT

PROPOSAL NOS. 1 AND 2-ELECTION OF DIRECTORS
5

NOMINEE FOR TERM EXPIRING IN 2024 (Proposal 2)

Luca Savi

Qualifications:

As the CEO of a publicly traded company, Mr. Savi brings to the board extensive experience in managing a large global business, along with specific expertise in industrial manufacturing, strategy development, growth and innovation, and international business operations.

Age: 56 Director Since: 2021 Committees: Compensation

Professional Highlights:

•  Chief Executive Officer and President of ITT Inc., a diversified manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and energy markets since January 2019.

•  Previously served ITT Inc. as President and Chief Operating Officer beginning in August 2018, and before that as Executive Vice President of the Industrial Process and Motion Technologies business.

•  Before joining ITT Inc. in 2011, Mr. Savi served as Chief Operating Officer for Comau Body Welding at Comau, a subsidiary of the Fiat Group, and as Chief Executive Officer of Comau North America.

Other Current Public Directorships:

•  ITT Inc.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2023

William M. Lambert

Qualifications:

As a former CEO and given his long tenure with the Company, Mr. Lambert brings to the board extensive experience in the Company’s business with particular expertise in the oversight and execution of the Company’s business strategy, along with product development, marketing, finance and the global safety products industry.

Age: 64 Director Since: 2007 Committees: Law

Professional Highlights:

•  Former President and Chief Executive Officer of the Company until his retirement in 2018.

•  Served as Chairman and later, Non-Executive Chairman of the Board from May 2018 to May 2020.

•  Employed at MSA for over 35 years, joining the Company as a design engineer and worked in a number of executive roles for more than 20 years.

Other Current Public Directorships:

•  Kennametal Inc.

MSA 2022 PROXY STATEMENT

PROPOSAL NOS. 1 AND 2-ELECTION OF DIRECTORS
6

Diane M. Pearse

Qualifications:

Ms. Pearse brings extensive financial, accounting, and operational expertise to the Company’s board given her substantial financial oversight experience and business leadership with several large consumer products and retail companies.

Age: 64 Director Since: 2004 Committees: Audit; Finance (Chair)

Professional Highlights:

•  Chief Executive Officer and President of Hickory Farms, LLC, a specialty food company from March 2016 until her retirement in February 2022.

•  Former Chief Operating Officer of Garrett Brands, LLC (a provider of handcrafted and artisanal popcorn) from May 2015 to May 2016.

•  Previously served as Senior Vice President, Operations and Merchandising for Redbox Automated Retail, LLC, a fully automated DVD rental company.

Other Current Public Directorships:

•  None

Nishan J. Vartanian

Qualifications:

Mr. Vartanian joined the Company as a sales representative over 35 years ago and has worked in a number of executive management roles for over nine years. As the Company’s President and Chief Executive Officer and given his multitude of operational roles with the Company, Mr. Vartanian brings extensive knowledge of the Company’s business and industry. He offers executive experience in the oversight and execution of the Company’s business strategy as well as product development, marketing, sales, finance and the global safety products industry.

Age: 62 Director Since: 2017 Committees: None

Professional Highlights:

•  Chairman, President and Chief Executive Officer of the Company since May 2020.

•  Previously served as President and Chief Executive Officer of the Company from May 2018 to May 2020.

•  Prior to election as President and Chief Executive Officer, he was President and Chief Operating Officer since June 2017; Senior Vice President and President, MSA Americas from June 2015 to June 2017 and Vice President and President, MSA North America from August 2013 to July 2015.

Other Current Public Directorships:

•  None

MSA 2022 PROXY STATEMENT

PROPOSAL NOS. 1 AND 2-ELECTION OF DIRECTORS
7

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2024

Sandra Phillips Rogers

Qualifications:

Given her substantial legal experience, along with her experience leading enterprise-level diversity and inclusion efforts, Ms. Rogers offers the board strong expertise in the legal, human capital, sustainability and operational aspects of managing a large manufacturing company.

Age: 56 Director Since: 2017 Committees: Audit; Law (Chair); Nominating and Corporate Governance

Professional Highlights:

•  Group Vice President, General Counsel, Chief Legal Officer and Chief Diversity Officer for Toyota Motor North America, Inc. (“TMNA”) since January 2019. Ms. Rogers also maintains oversight responsibility for social innovation, sustainability and regulatory affairs and compliance and audit office.

•  Served as Group Vice President, General Counsel, Chief Legal Officer and Corporate Secretary for TMNA from April 2017 to January 2019; and Group Vice President, General Counsel and Chief Legal Officer of TMNA from April 2015 to April 2017.

•  Vice President and Deputy General Counsel for Toyota Motor Sales, U.S.A., Inc. (“TMS”) from July 2014 to March 2015; and Vice President and Assistant General Counsel for TMS from June 2012 to July 2014.

•  Prior to joining Toyota, Ms. Rogers was a partner at the global law firm of Morgan, Lewis & Bockius.

Other Current Public Directorships:

•  The Chemours Company

John T. Ryan III

Qualifications:

Mr. Ryan joined MSA in 1969 and held numerous executive positions throughout his tenure with the Company. He retired as Chief Executive Officer in 2008 after four decades of employment with the Company. Mr. Ryan remains on the board as a director. As the former CEO and long tenured senior executive for the Company, Mr. Ryan brings to the board extensive leadership experience and specific expertise in corporate strategy oversight and execution, as well as extensive safety products industry expertise, particularly in international markets.

Age: 78 Director Since: 1981 Committees: Finance; Law

Professional Highlights:

•  Former Chief Executive Officer and Chairman of the Company until his retirement in 2008.

•  Served as Non-Executive Chairman from May 2008 to May 2015.

Other Current Public Directorships:

•  None

MSA 2022 PROXY STATEMENT

PROPOSAL NOS. 1 AND 2-ELECTION OF DIRECTORS
8

THE BOARD RECOMMENDS YOU VOTE “FOR” PROPOSAL NOS. 1 AND 2: ELECTION OF DIRECTORS.

In the election of directors for terms expiring in 2025, the four candidates receiving the highest numbers of votes cast by the holders of Common Stock voting at the meeting or by proxy will be elected as directors, subject to the resignation policy described above. In the election of a director for a term expiring in 2024, the candidate receiving the highest number of votes cast by the holders of Common Stock voting at the meeting or by proxy will be elected as a director, subject to the resignation policy described above.

A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting. Shares for which neither a vote “for” or “withheld” is selected (e.g., broker non-votes) will not be counted in determining the total votes cast for this matter.

The Company’s Restated Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than 90 days in advance of the meeting at which the election is to be held. No such notices were received with respect to the 2022 Annual Meeting. Therefore, only the nominees named above will be eligible for election at the meeting.

The Board of Directors and its Nominating and Corporate Governance Committee recommend a vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected. Properly submitted proxies which are timely received will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Nominating and Corporate Governance Committee in the event a nominee named becomes unavailable for election.

MSA 2022 PROXY STATEMENT

9

Corporate Governance Matters

The Board places a continued focus upon the corporate governance affairs of the Company and acknowledges that good corporate governance is an ongoing process. The Board also recognizes that good corporate governance is important to the Company’s success. Key Company governance practices are described below.

CORPORATE GOVERNANCE OVERVIEW

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which cover a wide range of subjects, such as the role of the Board and its responsibilities, Board composition and election, operations and committees, chairman and lead independent director responsibilities, director compensation, director retirement, Board and management evaluation and succession planning, director orientation and training, and shareholder communications with the Board. The Corporate Governance Guidelines, as well as the charters of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Global Code of Business Conduct for directors, officers and employees are available in the Corporate Governance section of the Company’s internet website at www.MSAsafety.com. Such material will also be furnished without charge to any shareholder upon written request to the Secretary of the Company at the address appearing on page one.

Director Independence

The Board has determined that each of directors Bruggeworth, Jordan, Lambert, Pearse, Roberts, Rogers, Ryan, Savi and Sperry is an independent director. An independent director is a director who has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The independent directors have specifically considered and determined that Mr. Ryan, who retired as CEO of the Company over ten years ago, is an independent director. One reason for this is given Mr. Ryan’s substantial ownership interest in MSA (see Stock Ownership, page 51), he is particularly aligned in independently representing the interests of shareholders.

• All Board Committees comprised of independent directors • The Board maintains a Lead Independent Director with a clearly identified role and responsibilities

In making its annual independence determinations, the Board reviewed the director’s individual circumstances, the listing standards of the New York Stock Exchange and the Board’s independence standards. These standards are available in the Corporate Governance section of the Company’s website at www.MSASafety.com and, among other things, consider employment and compensatory relationships, relationships with our auditors and other commercial and charitable relationships of directors.

Independence Determinations for Compensation Committee Members

In determining the independence of any director who will serve on the Compensation Committee, the Board will consider all factors specifically relevant to determining whether the director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director including any consulting, advisory or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company , a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Board Leadership

Our Board and Nominating and Corporate Governance Committee annually review and evaluate the Board’s leadership structure. Currently our Board leadership structure includes a Chairman (who is also our CEO), a lead independent director (lead director) and independent committee chairs.

The Board believes that this structure allows for robust and open communication between the Board’s independent directors and management as they work together to enhance shareholder value. The Board has separated the roles of Chairman and CEO in the past and may choose to do so again in the future depending on which leadership structure best serves the Board, the Company and the shareholders at a given time.

The current Chairman and Chief Executive Officer is Mr. Vartanian, who was elected Chairman in May 2020. The Board believes that Mr. Vartanian is best positioned to serve as Chairman given his familiarity with the Company’s business, the safety products industry, and the oversight and execution of the Company’s corporate strategy.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
10

Lead Independent Director

The Board also believes that it is in the best interest of the Company to maintain effective independent board oversight. In accordance with the Company’s Corporate Governance guidelines, the Board annually appoints a lead director to further augment corporate governance practices. Mr. Bruggeworth has served as lead director since May 2017 and has substantial experience with corporate governance and public company leadership, in addition to strong knowledge of the Company and its governance practices. Below are key duties and responsibilities of MSA’s lead director, which are determined by the Board:

•  Serves as the principal liaison between the independent members of the Board and the Chairman, President and CEO.

•  Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•  Facilitates discussion and open dialogue among the independent directors.

•  Provides independent Board leadership.

•  Develops and approves the agenda and board meeting schedules in collaboration with the Chairman, President and CEO.

•  Addresses Board effectiveness, performance and composition with input from the Nominating and Corporate Governance Committee.

•  Is authorized to retain outside advisors and consultants to be engaged by the Board on board-wide matters.

•  In consultation with the Chair of the Compensation Committee, contributes to the annual performance evaluation of the CEO and participates in its communication to the CEO.

Chairman The duties of the Chairman are determined by the Board. Below are key duties and responsibilities of MSA’s Chairman:

•  Presides at Board meetings.

•  Collaborates with the lead director to establish the annual Board calendar and set meeting objectives and agendas.

•  Works with the lead director to ensure that meeting agenda items, goals and objectives are clearly defined and met, and oversees the prioritization and appropriate follow-through on Board requested actions from meeting to meeting.

•  Is available, when requested by the Board, and as appropriate, for consultation and direct communication with shareholders and to represent the Board with special groups, government representatives, or community organizations.

•  Ensures appropriate balance and focus in Board meetings and that time is appropriately managed on topics to be covered.

•  Ensures that contributions are made by all directors during Board meetings, that differences of opinion are freely expressed, and that discussion is driven to timely conclusion while building consensus as appropriate.

•  Chairs the annual meeting of shareholders.

In addition to the Chairman and the lead director, the Board of Directors has five standing committees, each of which is composed solely of independent directors and is led by an independent chair. These committees are described more fully beginning on page 13. The Board believes the Company and its shareholders are well-served by this leadership structure. Having a lead director vested with significant authority and key responsibilities and five independent Board committees chaired by independent directors promotes strong independent oversight.

Board, Committee, Individual and Lead Director Assessments

The Nominating and Corporate Governance Committee oversees self-assessment processes for the Board and the Audit, Compensation and Nominating and Corporate Governance committees, along with peer assessments for each director and the lead director. The purpose of the Board and committee assessments is to continually enhance the effectiveness of the Board and its committees. The annual written questionnaires for the Board and committees include the following topics:

•	Board and committee efficiency and overall effectiveness

•	Board and committee structure

•	Board and committee composition

•	Board, committee and management dynamics

•	Quality and clarity of agendas and meeting materials
•	Fulfillment of Board and committee responsibilities

•	Strengths and opportunities

•	Board and committee access to experts and advisors

•	Board and committee suggested areas of future focus

The purpose of the individual director and lead director peer assessments is to provide feedback to each director, enabling them to continually enhance their performance and to guide the Nominating and Corporate Governance Committee and Board as to each director’s fitness for re-nomination. The lead director assessment is conducted annually while individual peer assessments are conducted two out of every three years for each director to coincide with the Board’s classified structure.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
11

1

Annual Board, Committee and Director Questionnaires

Tailored written questionnaires are reviewed and updated annually by the Nominating and Corporate Governance Committee for the Board, individual director, lead director and the committee’s questionnaires. The Audit and Compensation Committees review and update their written questionnaires annually. Questionnaires are designed to include predominately open-ended questions for candid and constructive commentary.

2

Summary of the Completed Questionnaires

Summaries of the Board and committee assessments are prepared, which include all responses. Comments are unattributed and shared with the full Board and applicable committee. Summaries of the individual director questionnaires are reviewed by the lead director. A summary of the lead director assessment is reviewed by the Nominating and Corporate Governance Committee (not including the lead director).

3

Assessment Review and Feedback

The Chair of the Nominating and Corporate Governance Committee leads a discussion of the written Board assessment results at the committee and Board level. Separately, each committee chair leads a discussion of the applicable committee assessment at each committee meeting and reports on their discussion to the full Board. During these reviews, directors consider areas of strength and opportunities to enhance the operations of the Board and its committees.

Results of the lead director assessment are communicated to the lead director by the Nominating and Corporate Governance Committee and focus on the lead director’s performance, strengths and opportunities for continued effectiveness.

The lead director confers individually with each director following the individual director peer assessments to address individual director performance and effectiveness.

4

Actions

In response to past Board and committee assessments, a variety of actions have been taken to continue enhancing Board and committee governance activities, such as the following:

•  Ongoing enhancement to the new director onboarding program.

•  Varying meeting topics while facilitating participation of the appropriate subject matter experts and management personnel.

•  Overseeing the ongoing evolution of meeting briefing materials, to ensure continued director understanding and preparation in advance of meetings.

•  Facilitating more in-depth meeting discussion on topics; ensuring active and ongoing participation and engagement between management and the Board during meetings, particularly in connection with remote meetings required during the COVID pandemic.

•  Receiving regular education sessions and presentations covering a variety of topics, such as emerging risk areas, corporate governance and competitors.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
12

Director Tenure, Succession and Recruitment

The Board periodically considers its own composition and the importance of board refreshment. Presently, five of the Board’s ten directors have served for less than five years, including directors Jordan, Rogers, Savi, Sperry and Vartanian. This current mix of newer and more experienced directors provides the Board with the contribution of new and diverse ideas while ensuring continuity and insight developed through a deeper understanding of the Company and its industry.

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing potential director candidates and for recommending nominees to the Board. In preparing its candidate recommendations to the Board, the Committee considers, but does not choose solely on the basis of, the distinctive experiences and perspectives of diverse candidates. In evaluating diversity, the Committee and the Board consider not only race, national origin, gender and other director self-identified diversity characteristics, but also the need for a Board that represents diverse experience at policy making levels in business, past professional accomplishments, and other factors when recommending prospective directors for the Company. In evaluating all potential candidates, the Committee is guided by an executive skills matrix of the Company’s current directors and a defined list of director recruitment criteria maintained by the Committee. The fundamental criterion for selecting a prospective director is the ability to contribute to the well-being of the Company and its shareholders. Good judgment, integrity and a commitment to the mission of the Company are essential. Our process for director selection is highlighted below.

Candidate Recommendations from: • Independent Search Firms • Outside Advisors • Independent Directors • CEO or Other Executive Officers • Shareholders	»

Candidate Evaluation

•  Consider skills matrix and identify specific needs

•  Review director recruitment criteria

•  Review independence standards, potential conflicts

•  Evaluate diversity, including diverse experiences and perspectives

•  Ensure alignment on commitment to integrity and the Company’s mission and values

•  Meet with directors and select key management

		»	Nominating and Corporate Governance Committee Recommendation of Candidate for Election to Board	»	Review by Full Board	»	Elect Director MSA has elected 5 new directors since 2017

Director Resignation Policy

The Board has adopted a resignation policy with respect to uncontested director elections. In accordance with this resignation policy, a director nominee who does not receive a majority of the votes cast in an uncontested election of directors must promptly tender a resignation to the Board. The Board’s procedures for identifying an uncontested election of directors, determining the majority of votes cast, and responding to a tender of resignation, are specified in the Corporate Governance Guidelines, which are available in the Corporate Governance section of the Company’s website at www.MSAsafety.com.

Director Retirement

Pursuant to the Board’s existing retirement policy as set forth in the Corporate Governance Guidelines, directors are expected to retire from the Board at the annual meeting of shareholders in the year of their 75th birthday, subject to the authority of the Board to ask a director to serve past the normal retirement date if the Board determines that doing so is in the best interests of the Company. The policy includes an exception, pursuant to which directors beneficially owning five percent or more of the Company’s Common Stock are exempt from the policy. Only one director presently qualifies for this exception.

Meeting Attendance

The Board met nine times during 2021. All directors attended 100% of the meetings of the Board and of all committees on which they served. Directors are expected to attend the Annual Meeting. All directors attended last year’s meeting.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
13

BOARD COMMITTEES

The Board presently maintains the following committees to assist in discharging its duties: Audit, Compensation, Nominating and Corporate Governance, Finance and Law Committees. A brief description of the Committees, their responsibilities and the current membership is provided below. Committee appointments will expire at the 2022 organizational meeting of the Board which follows the Annual Meeting. At the organizational meeting of the Board, committee appointments will be made for the following year.

Audit Committee

Chair:            William R. Sperry

Members:      Diane M. Pearse

                      Sandra Phillips  Rogers

Independence: All members of the Audit Committee are independent directors under the Board’s Independence Standards for Directors, NYSE listing standards and the applicable rules of the Securities and Exchange Commission.

Financial Expertise: All members of the Audit Committee satisfy the NYSE’s financial literacy requirement. The Board has determined that directors Pearse and Sperry are each an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

Meetings in 2021: 7

Overview:

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, accounting and financial reporting and disclosure processes, and the adequacy of the systems of disclosure and internal controls established by management.

Primary Responsibilities:

•  Selects and recommends to the Board and shareholders the Company’s independent registered public accounting firm and evaluates its qualifications, independence, fees and performance, and approves in advance all audit and non-audit services.

•  Reviews and discusses with management and the independent registered public accounting firm the Company’s financial statements and reports and its internal and discloure controls and matters relating to the Company’s internal control structure.

•  Reviews the audit plans for and results of the independent and internal audits.

•  Oversees the Company’s Global Code of Business Conduct and related processes and programs governing legal and regulatory compliance.

•  Together with the Board, oversees and reviews with management the enterprise risk management program and contingency plans on a bi-annual basis.

•  Together with the Board, oversees and reviews with management the Company’s cyber security program and contingency plans on a quarterly basis.

•  Beginning in 2022, receives periodic reports from management regarding the Company’s disclosure of non-financial ESG metrics.

Compensation Committee

Chair:            Rebecca B. Roberts

Members:      Robert A. Bruggeworth

                      Luca Savi

Independence: All members of the Compensation Committee are independent directors under the Board’s Independence Standards for Directors and NYSE listing standards.

Meetings in 2021: 4

Overview:

The Compensation Committee oversees the Company’s executive compensation and benefits and related policies and programs. For more information on the responsibilities and role of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the Compensation Discussion and Analysis beginning at page 19.

Primary Responsibilities:

•  Reviews and recommends (to the independent directors for approval) the annual goals, performance and compensation of the Company’s chief executive officer.

•  Reviews and approves the compensation of all other executive officers and other key executives.

•  Monitors the effectiveness of all other employee benefit offerings.

•  Manages the Company’s overall compensation strategy and plans and assesses any risk inherent in these plans and attempts to ensure that such risk is not excessive and is acceptable to the Company.

•  Employs, compensates and oversees the Company’s compensation consultant and assures its independence.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
14

Nominating and Corporate Governance Committee

Chair:            Robert A. Bruggeworth

Members:      Rebecca B. Roberts

                      Sandra Phillips Rogers

Independence: All members of the Nominating and Corporate Governance Committee are independent directors under the Board’s Independence Standards for Directors and NYSE listing standards.

Meetings in 2021: 3

Overview:
The Nominating and Corporate Governance Committee oversees and recommends to the Board the Company’s corporate governance policies, procedures and practices.
Primary Responsibilities:

•  Reviews the composition and structure of the Board and its committees and recommends changes to the Board as necessary.

•  Establishes the criteria, skills and qualifications for Board membership and recommends nominees for election to the Board.

•  Reviews director compensation levels and practices, and recommends to the Board changes in such compensation and equity ownership levels.

•  Oversees the formal processes for evaluating the performance of the Board, the Committee, the lead director, and individual directors.

•  Oversees the Company’s orientation and onboarding program for new directors and the continuing education for current directors.

•  Reviews the Board’s processes associated with oversight of the Company’s environmental, social and governance program efforts.

The Board may also add and/or remove other committees from time to time, based upon the needs of the Board at a given time. In addition to the committees described above, the Board presently also maintains a Finance Committee and a Law Committee. The Finance Committee presently consists of directors Pearse (Chair), Ryan and Sperry. The Committee, which met two times in 2021, reviews and makes recommendations to the Board regarding the Company’s capital structure, dividend policy, financing activities, hedging policies and practices, funding of the Company’s employee benefit plans, liquidity management, corporate financial plans, and strategic financial analyses as requested by the Board. The Law Committee presently consists of directors Jordan, Lambert, Rogers (Chair) and Ryan. The Committee, which met three times in 2021, reviews legal matters that could present significant risk to the Company.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
15

RISK OVERSIGHT

The Board as a whole exercises oversight of the Company’s strategic risks and other risks identified through the Company’s enterprise risk management program. Strategic risks are identified in the course of the Board’s review and approval of the Company’s plans and there is regular monitoring of the Company’s performance against the strategic objectives as well as periodic review of the activities of competitors. The Board, directly and through its Audit Committee, also has oversight of the enterprise risk management program which is managed by the Chief Financial Officer. The enterprise risk management program is designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. Management is responsible for leading the formal risk assessment and reporting process within the Company. Through consultation with the Company’s executive leadership, management periodically assesses the major risks facing the Company and works with functional leaders responsible for managing each risk to identify and consider appropriate mitigation elements to each risk, and develop risk contingency plans, as appropriate. This analysis is reviewed two times each year with the Audit Committee and annually with the full Board, and input from the Board is considered in the analysis. Emerging risks are discussed as needed.

In addition to the Board oversight described above, each committee has various risks that it oversees. For example, the Audit Committee is responsible for reviewing the Company’s risk management policies and procedures, as well as its major financial risk exposures, and the processes management has established to monitor and control such exposures. The Compensation Committee monitors risk inherent in the Company’s compensation policies, compensation practices, and similar matters related to the recruitment and retention of employees, and periodically receives educational legislative and regulatory updates. The Nominating and Corporate Governance Committee monitors risks related to Board performance and the Company’s governance practices. The Law Committee reviews the Company’s product safety program, crisis management program and legal matters that could present significant risk to the Company.

The Compensation Committee has evaluated the risks arising from the Company’s compensation policies and practices for its employees. This included a review of examinations by Pay Governance, LLC, the Compensation Committee’s compensation consultant, of the compensation philosophy, design, governance and administration of compensation policies and practices provided to MSA’s executives. The review also considered information developed by management regarding programs provided to other non-executive employees. Based on this, the Committee concluded again in 2021 that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
16

COMPENSATION OF DIRECTORS

The Nominating and Corporate Governance Committee annually reviews director compensation and seeks to compensate directors in a manner that attracts and retains highly qualified directors and aligns the interests of the Company’s directors with those of the shareholders.

The following table describes the components of the non-employee directors’ compensation for 2021:

Compensation Element	Director Compensation Program

Annual Cash Retainer	$80,000

Annual Equity Award	$130,000 in restricted stock awards that vest after one year(1)

Board and Committee Fees	None

Chair Retainers	$15,000 for the Audit Committee $12,500 for the Compensation Committee $7,500 for the Finance, Law and Nominating and Corporate Governance Committees

Lead Independent Director Retainer	$30,000

Stock Ownership Guideline	Ownership of common stock or deferred stock units that have a value equivalent to five times the annual cash retainer to be satisfied within five years of joining the Board(2)

NOTE: Cash and /or equity compensation will be prorated for directors who have joined or left the Board or have assumed or left board leadership positions or committee chairs during the course of a year.

(1)	Non-employee directors have the option to defer the receipt of vested equity compensation until after their departure from the Board. Any director who elects such deferral will receive restricted stock units instead of restricted stock.
(2)	As of December 31, 2021, each non-employee director satisfied this guideline, with the exception of Mr. Savi, who joined the Board in June 2021.

Under the 2017 Non-Employee Directors’ Equity Incentive Plan and its predecessors, the Company grants stock options, restricted stock, or a mix of each, to each non-employee director on the third business day following each annual meeting. Pro rata awards are authorized under the 2017 plan for directors who join the Board during the period between annual awards. The total number of shares that may be issued under the 2017 plan is limited to 150,000 shares of Common Stock. In 2019, the Board adopted the MSA Safety Incorporated Deferred Compensation Program for Non-Employee Directors. Pursuant to the program and beginning with equity grants made in 2020, non-employee directors have the option to defer receipt of vested equity compensation after their departure from the Board.

On May 24, 2021, each non-employee director who did not elect to defer the receipt of their equity compensation was granted 789 shares of restricted stock, and each non-employee director who elected to defer the receipt of their equity compensation was granted 789 restricted stock units. Restricted stock units are counted for purposes of determining whether directors meet their stock ownership guideline, but directors do not receive voting rights in restricted stock units.

Prior to April 1, 2001, a director who retired from the Board after completing at least five years of service as a director was entitled to receive a lifetime quarterly retirement allowance under the Retirement Plan for Directors. The amount of the allowance was equal to the quarterly directors’ retainer payable at the time of the director’s retirement. Payment began when the sum of the director’s age and years of service equaled or exceeded 75. Effective April 1, 2001, plan benefits were frozen so that the quarterly retirement allowance, if any, payable to future retirees will be limited to $5,000 (the quarterly retainer amount in April 2001), multiplied by a fraction, of which the numerator is the director’s years of service as of April 1, 2001 and the denominator is the years of service the director would have had at the date the sum of the director’s age and years of service equaled 75.

The following table provides information on the 2021 compensation of non-employee directors who served for all or part of 2021.

Name	Fees Earned or Paid in Cash	Restricted Stock Award(1)(2)	Changes in Pension Value(3)	Total

Robert A. Bruggeworth	$117,500	$130,004	—	$247,504

Gregory B. Jordan	$80,000	$130,004	—	$210,004

William M. Lambert	$80,000	$130,004	—	$210,004

Diane M. Pearse	$87,500	$130,004	—	$217,504

Rebecca B. Roberts	$92,500	$130,004	—	$222,504

Sandra Phillips Rogers	$87,500	$130,004	—	$217,504

John T. Ryan III	$80,000	$130,004	$199	$210,203

Luca Savi(4)	$40,000	$108,379	—	$148,379

William R. Sperry	$95,000	$130,004	—	$225,004

(1)	Represents the aggregate grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
17

(2)	Beginning in 2020, non-employee directors have the option to defer the receipt of vested equity compensation until after their departure from the Board. Any director who elects such deferral will receive restricted stock units instead of restricted stock. The restricted stock units have dividend equivalent rights. Messrs. Jordan and Savi and Ms. Pearse elected to defer their 2021 awards.
(3)	Represents the amount of the aggregate increase for 2021 in the actuarial present value of the director’s accumulated benefits, if any, under the Retirement Plan for Directors described above. Only Mr. Ryan is entitled to benefits under such Plan.
(4)	Mr. Savi joined the Board in June 2021 and received pro rata fees and a pro rata equity award.

It is the practice of the Nominating and Corporate Governance Committee to periodically engage an independent compensation consultant to review the compensation of the non-employee directors. In 2021, the Committee engaged Pay Governance, LLC to assist in its review of the competitiveness and structure of the Company’s non-employee director compensation. After completing its review, the Committee recommended modest increases to the program effective January 1, 2022 in order to better position our director compensation program from a competitive standpoint going forward.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Compensation Committee.

Directors Bruggeworth, Pearse, Roberts (Chair) and Savi served as members of the Compensation Committee during 2021. The Board has determined that each of these directors is independent in accordance with the listing standards of the New York Stock Exchange.

REVIEW AND APPROVAL OR RATIFICATION OF RELATED PARTY TRANSACTIONS

The Company has a policy on related party transactions which operates along with the conflicts of interest section of the Company’s Global Code of Business Conduct. Copies of the policy on related party transactions and the Code are available on the Corporate Governance section of the Company’s website at www.MSAsafety.com.

The related party transactions policy covers any transaction in which the Company is a participant and the amount exceeds $120,000, and in which any “related person” had or would have a direct or indirect material interest.

A related person includes any of the following:

•	any executive officer

•	any director or nominee
•	any owner of 5% or more of the Company’s voting securities

•	any immediate family member of any person described above.

Any officer, director or employee who is aware of a proposed transaction that may violate the policy must bring the transaction to the attention of the Chief Legal Officer and Chief Financial Officer of the Company. If the Chief Legal Officer or Chief Financial Officer determines that a proposed transaction could be a related party transaction, the matter will be submitted to the Nominating and Corporate Governance Committee for review. The Committee chair will report on any decision at the next meeting of the Board.

The standards applied by the Nominating and Corporate Governance Committee when reviewing transactions with related persons include the following:

•	the nature of the related party’s interest in the transaction

•	the terms and conditions of the transaction

•	the importance of transaction to the related party

•	the importance of the transaction to the Company

•	whether the terms and conditions of the transaction are comparable to those of similar transactions not involving related parties

•	the potential for the transaction to impar the judgment of a director or executive officer of the Company

Mr. Jordan is the Executive Vice President, General Counsel and Chief Administrative Officer of The PNC Financial Services Group, Inc. (“PNC”), a company with which MSA presently maintains certain business dealings, including as a borrower under a Fourth Amended and Restated Credit Agreement pursuant to which PNC serves as administrative agent and a lender. Total amounts paid by MSA to PNC in 2021 were approximately 0.015% of PNC’s 2021 revenues. The Board of Directors determined that the relationship was not material because, among other things, (a) the amounts paid to PNC were de minimis to the consolidated gross revenues of PNC, (b) the Company’s credit agreement with PNC was negotiated at arms-length in the ordinary course of business at market terms, and (c) the Company has maintained a relationship with PNC for many years prior to Mr. Jordan’s employment at PNC and prior to his election to the Board.

MSA 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
18

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCEDURES

The current members of the Nominating and Corporate Governance Committee are directors Bruggeworth (Chair), Roberts and Rogers, whose terms as Committee members will expire at the 2022 organizational meeting of the Board to be held on the date of the Annual Meeting. The Board has determined that each of the current members of the Committee is independent in accordance with the listing standards of the New York Stock Exchange.

The Committee will consider director candidate recommendations from a variety of sources, including from a shareholder, a non-management director, the chief executive officer, any other executive officer, a third-party search firm, or other appropriate sources. Any shareholder who desires to have an individual considered for nomination by the Committee must submit a recommendation in writing to the Secretary of the Company, at the Company’s address appearing on page one, no later than 90 days in advance of the annual meeting at which the election is to be held. The recommendation should include the name and address of both the shareholder and the candidate and the qualifications of the candidate recommended.

The Committee determines a process for identifying and evaluating nominees for director on a case-by-case basis, considering the context in which such nomination is being made. It is not anticipated that the process for evaluating a nominee would differ based on whether the nominee is recommended by a shareholder.

MSA 2022 PROXY STATEMENT

19

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we will describe the material components of our executive compensation program for our “Named Executive Officers,” referred to herein as “Named Officers,” whose compensation is set forth in the 2022 Summary Compensation Table and other compensation tables contained in this proxy statement:

•	Nishan J. Vartanian, Chairman, President and Chief Executive Officer

•	Kenneth D. Krause, Senior Vice President, Chief Financial Officer and Treasurer

•	Steven C. Blanco, Vice President and President, MSA Americas

•	Bob W. Leenen, Vice President and President, MSA International

•	Stephanie L. Sciullo, Vice President and Chief Legal Officer, Corporate Social Responsibility and Public Affairs

We will also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of the Board (the “Committee”) arrives at specific compensation policies and decisions involving the Named Officers. These programs and processes are driven by the Committee’s desire to continually increase shareholder value while assuring sound corporate governance, transparency and alignment with MSA’s Vision and Values.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
20

EXECUTIVE SUMMARY

2021 Executive Compensation Overview

The Committee has developed executive compensation programs comprised of three primary components: salary, performance-related annual incentive, and equity grants which are also largely performance related. In establishing the performance metrics for the 2021 annual incentive plan, the Committee recognized that MSA would have to continue navigating a challenging economic environment while achieving profitable growth and advancing its competitive position through strategic initiatives. The 2021 business plan was designed to position the Company to grow profitably and enter 2022 in a competitive position for the years ahead.

The Company had several key areas of focus in 2021 including:

•	Financial performance goals

•	Regional business transformation goals

•	Profitable growth

The above areas of focus correlate with the Named Officers’ performance metrics within the cash incentive plan and contribute to driving working capital, operating profits and consolidated net income. Demonstrating the strong correlation between the Company’s performance incentive plans and actual results, our Named Officers earned cash incentive awards pursuant to our annual incentive program, ranging between 110% and 121% of target.

To emphasize the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, the Company’s incentive arrangements are based on the achievement of specific performance goals that support our business strategy. Our annual incentive program focuses on achieving key performance metrics such as those mentioned above. Our long-term incentive program includes performance-based stock units and time-vesting restricted stock units. Our performance stock unit program metrics are adjusted EBITDA margin percentage and revenue growth, modified by total shareholder return (“TSR”) compared to our peer group. Time-vesting restricted stock units vest after three years of continued employment, providing the Company with a valuable retention incentive and alignment with shareholders’ rewards for increases in stock price. Grants made in 2020 and 2021 remain unvested, thereby providing the Company with important retention benefits.

During 2021, the Committee reviewed the design and administration of all executive compensation programs to ensure that those programs continue to meet our performance requirements, deliver on our “Core Principles,” and do not promote unnecessary risk-taking. The Committee also reviewed policies such as stock ownership requirements, and assessed its short-term incentive goals. In addition, long-term incentive vesting provisions, capped incentive awards, and short-term metrics that align with shareholder value creation serve to mitigate risk. As a result, the Committee concluded that the Company’s compensation programs effectively accomplish their intended goals, and do not encourage inappropriate risk taking reasonably likely to have a material adverse effect on the Company.

Recognizing the ongoing challenges and uncertainty associated with the COVID-19 pandemic and its impact on revenue growth expectations, adjustments were made to the weightings of short-term incentive plan metrics for 2021. Greater emphasis was placed on managing the areas within the Company’s greatest control. While revenue generation remained an important element of the short-term incentive plan metrics, the changes included an increased full-year focus on managing the Company’s cost structure and driving cash flow through improved management of working capital – both key areas given the challenges that COVID-19 created in the Company’s end markets.

At the annual shareholders’ meeting in May 2021, the executive compensation of the Company’s Named Officers was approved by our shareholders, with 98.4% of the votes cast voting in favor of the proposal. The Committee considered this vote in connection with its determination of compensation policies and decisions and has concluded that the Company will maintain its existing compensation philosophy for 2022.

Philosophy and Objectives of the Executive Compensation Program

The objectives of MSA’s executive compensation programs, which cover not only the Named Officers in the Summary Compensation Table, but all key executives of the Company, are to improve shareholder value over the long-term by attracting, retaining and motivating superior executive talent who will drive robust financial and operational performance and enable the Company to achieve its goals. Our program is guided by a philosophy that strives to align target compensation at the middle (50th percentile) of the market for total direct compensation. Elements of total compensation include salary, performance-based cash, equity incentives and benefits. Our program is designed to provide an above-market compensation opportunity for performance exceeding annual budget and peer group norms. We believe that this philosophy enables the Company to attract and retain superior executive talent by providing the opportunity to work in a highly ethical, growing and team-oriented Company.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
21

The design of our compensation programs is driven by the following “Core Principles” which support our objectives:

CORE PRINCIPLES	OBJECTIVE

•  Executive compensation should be aligned to the achievement of corporate goals and objectives and provide line of sight to annual and long-term corporate strategies without promoting unacceptable levels of risk to the Company.

Improve shareholder value

•  A significant portion of an executive’s compensation should be “performance-based” and should hold executives accountable for the achievement of corporate objectives and increases in shareholder value.

Improve shareholder value
• The compensation program should promote an “ownership culture” through the use of stock-based compensation and ownership guidelines that clearly define expected levels of ownership in MSA’s stock.	Improve shareholder value
• The compensation program should reward each executive’s individual performance and unique responsibilities while assuring a fair and competitive approach.	Attract, retain and motivate superior talent
• The compensation program should recognize and reward an executive’s loyalty and tenure with the Company by providing financial security following retirement.	Attract, retain and motivate superior talent

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
22

Components of Executive Compensation Program

Building on these core principles, our executive compensation program contains both cash and stock-based components designed to meet specific objectives of the Committee. The Committee considers both annual and long-term Company goals and strives to develop incentives that motivate executives to achieve these goals. Cash payments are provided through an executive’s base salary and a performance-based annual incentive. Company stock is provided through the use of performance-based stock units and time-vesting restricted stock units. The Committee has chosen to align its cash incentive programs with the achievement of annual internal financial and strategic goals, and its performance-based stock units with long-term internal goals based on adjusted EBITDA margin percentage and revenue growth modified by TSR performance relative to our peer group.

U.S. based executives participate in a retirement plan that provides for post-employment financial security, and some executives are provided with a limited number of perquisites (company vehicle or vehicle allowance, financial counseling, executive physicals, and limited club memberships for business use) that the Committee believes serve a business purpose, are common in the market and are of modest cost to the Company. Executives also participate in a severance plan that provides certain benefits to executives should their employment be terminated following a change in control of the Company. The specific rationale for why the Committee has chosen to provide each element of compensation is as follows:

COMPENSATION COMPONENT	KEY CHARACTERISTICS	PURPOSE	PRINCIPAL 2021 ACTIONS
Base Salary	Fixed cash compensation component. Reviewed annually and adjusted, if and when appropriate.	Intended to compensate an executive fairly for the responsibility level of the position held.	Base salary increases for Named Officers in 2021 ranged from 2.85% to 8.00% based on the 2020 performance year and individual performance reviews, promotions and where each executive’s base salary aligned with respect to market median.
Annual Incentive Awards	Variable cash compensation component. Payable based on corporate and business unit performance.	Intended to motivate and reward executives for achieving our annual business objectives that drive overall performance.	The Named Officers received annual incentive awards in 2022 for 2021 performance ranging from $272,707 to $963,683 and 110% to 121% of target.
Long-Term Incentive Awards	Variable stock component. Actual amounts earned vary based on corporate and share price performance.	Intended to motivate executives to achieve our longer-term business objectives by tying incentives to the performance of our common stock over the long-term; and to reinforce the link between the interests of our executives and our shareholders.	The Named Officers received long-term incentive awards in February 2021 with grant date values ranging from $360,597 to $3,488,075.
Health and Welfare Plans and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	No changes to programs in 2021 that affected Named Officers.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executives.	No changes to programs in 2021 that affected Named Officers.
Post-Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an executive’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2021 that affected Named Officers.

The Committee believes that these components, taken as a whole, provide an attractive compensation package that aligns with the Company’s annual and long-term goals and enables the Company to attract, retain and motivate superior executive talent. As a means of mitigating risk, the Committee has adopted policies such as share ownership guidelines, which require executives to maintain a certain level of ownership of MSA stock, and a compensation recoupment policy that provides the Committee with the ability to recoup certain awards previously paid or earned based on financial results that were later restated downward, financial irregularities causing a revision of performance metrics upon which compensation was based, and discretionary authority held by the Committee that allows modification of any payouts from any plan, in the event of any other misconduct that results in substantial financial or reputational harm to the Company.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
23

Performance-Based Incentives. The Committee believes that a significant portion of a Named Officer’s compensation should be delivered through performance-based incentive compensation components. The Committee has identified meaningful financial and shareholder performance objectives that align with the business, are measurable, and are used by management on a day-to-day basis to pursue its business strategy. The Committee has chosen the following measures for use in the Company’s incentive arrangements that support and align with the Company’s business strategy:

PERFORMANCE MEASURE	ANNUAL CASH INCENTIVE PLAN	LONG-TERM INCENTIVE PLAN	RATIONALE FOR USE

Stock Price		X	Indicator of shareholder value creation

Total Shareholder Return		X	Indicator of shareholder value creation

Revenue Growth		X	Encourages both organic sales growth and sales growth by acquisition

Net Income	X		Encourages bottom-line profitability

Adjusted EBITDA Margin Percentage	X	X	Encourages operating profitability and expense management

Net Sales	X		Encourages revenue growth

Working Capital as a Percentage of Sales	X		Encourages activities that increase the cash available for investment in the business, dividends, and debt repayment

In summary, the Committee believes that the best way to reward executives is to combine a program of cash incentives (based on annual financial performance goals) with stock incentives (based on increases in the Company’s stock price and, in part, on performance measured against long-term financial performance metrics).

The Company’s incentive plans (annual and long-term) are targeted to reward executives at the middle (50th percentile) of the market for achieving expected or targeted performance levels. For example, our annual incentive plan is designed to pay above the targeted level and, therefore, above the middle of the market if the Company’s performance exceeds our goals and expectations, up to a cap upon maximum performance. If the Company’s performance falls below our goals and expectations, the annual incentive plan is designed to pay below the targeted level. If actual performance falls below certain threshold levels, our annual incentive plan is designed to pay nothing. This variable aspect of our annual incentive arrangement is also present in our long-term incentive plan. For instance, a significant portion of our long-term incentive plan consists of performance-based stock units. At the date of grant, a target number of shares is established based on the share value at the time of the award and present dollar value of the compensation intended to be delivered. Ultimately the number of shares awarded at the end of the performance period varies based on the achievement of corporate goals. Our performance-based restricted stock units also incorporate a performance threshold below which no payments are made. The 2020 and 2021 equity grants under the long-term incentive plan remain unvested, thereby providing the Company with important retention benefits.

The following table shows the allocation of performance-based versus fixed compensation components for our Named Officers at targeted levels as of the end of 2021:

PERCENT OF COMPENSATION AT RISK

Named Officer	Performance- Based(1)	Fixed(2)

Nishan J. Vartanian	83.3%	16.7%

Kenneth D. Krause	62.2%	37.8%

Steven C. Blanco	58.3%	41.7%

Bob W. Leenen	45.5%	54.5%

Stephanie L. Sciullo	49.8%	50.2%

(1)	Based on the target value of 2021 non-equity incentive award as of December 31, 2021, plus the target equity award allocation of equity instruments to performance units as of December 31, 2021.
(2)	Based on annual base salary as of December 31, 2021 plus the target equity award as of December 31, 2021 and the allocation of equity instruments to time vested restricted units. Time vested restricted units are included in the “fixed” column because there are no performance conditions to vesting (other than continued employment), but unlike base salary, the ultimate value of stock issued upon the vesting of restricted stock units is inherently performance-based.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
24

COMPENSATION OVERSIGHT PROCESS

Role of the Committee. The Committee has responsibility for the oversight and decision-making regarding executive compensation except for Chief Executive Officer (“CEO”) compensation, which is recommended by the Committee but approved by the independent directors as described below. The Committee has engaged an outside compensation consultant, Pay Governance, LLC to provide assistance and guidance on executive compensation matters. The consultant provides management and the Committee with relevant information pertaining to market compensation levels, alternative compensation plan designs, market trends and best practices. Pay Governance is considered to be independent by the Committee. During 2021, the consultant provided executive compensation consulting services to the Committee and also provided non-employee director compensation services to the Nominating and Corporate Governance Committee. Further, the Committee has not discovered any conflicts of interest that were raised by the work of the consultant involved in determining or recommending executive compensation.

At its meetings, the Committee regularly holds executive sessions, which exclude management and, subject to the Committee’s desire, may include its independent consultant. Management assists in the coordination and preparation of the meeting agenda and materials for each meeting, which are reviewed and approved by the Committee Chair. Meeting briefing materials are provided to Committee members for review approximately one week in advance of each meeting. The Committee met four times in 2021 and held an executive session at three of the meetings.

For the CEO’s compensation, the Committee develops proposals and presents them to the independent directors of the Board for their approval. Compensation decisions regarding all other executives are approved by the Committee, which takes into consideration the recommendations of the CEO.

Role of the Compensation Consultant. The Committee has retained Pay Governance, LLC as its executive compensation consultant. The compensation consultant reports directly to the Committee and the Committee may replace the compensation consultant or hire additional consultants at any time. The compensation consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings.

The compensation consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement approved by the Committee Chair. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance.

During 2021, the compensation consultant performed the following specific services for the Committee:

•	Provided presentations on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the Named Officers, as well as our overall compensation program.

•	Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions/issues with management and the Committee Chair, as appropriate.

•	Reviewed drafts and commented on the compensation discussion and analysis for the proxy statement and the related compensation tables.

In addition, the compensation consultant attended meetings of the Committee during 2021 as requested by the Committee Chair.

The Committee retains sole authority to hire the compensation consultant, approve its annual fees, determine the nature and scope of its services, evaluate its performance, approve all invoices for payment of services and terminate its engagement.

Use of Competitive Data. The Committee reviews data related to compensation levels and programs of other companies prior to making its decisions. The Committee engages its consultant to perform a comprehensive assessment of compensation levels provided to executives among a peer group of companies. These companies are selected based on the following criteria:

•	Annual revenues that range from approximately half to double our annual revenues (approximately $700 million to $3 billion in 2021)

•	Manufacturing processes similar to various MSA industry sectors and technologies

•	Global operations and customer base

For 2021, the peer group consisted of the following 20 companies:

Albany International Corp. Barnes Group Inc. Brady Corporation Donaldson Company, Inc. ESCO Technologies Inc. Federal Signal Corporation Franklin Electric Co., Inc.	Gentex Corporation Graco Inc. IDEX Corporation Lincoln Electric Holdings, Inc. Littelfuse, Inc. Matthews International Corporation Masimo Corporation	MKS Instruments, Inc. Nordson Corporation Simpson Manufacturing Company Inc. Standex International Corporation TriMas Corporation Waters Corporation

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
25

The Committee reassesses the peer group composition annually and may periodically make changes, usually by adding companies that may better meet our selection criteria and/or by removing companies that may have experienced change, such as an acquisition, or no longer fit our selection criteria. In 2021, the Committee, through its consultant, conducted a review of the peer companies which resulted in the conclusion that, for 2021, the peer group should be adjusted to reflect the group set forth above. Three companies were removed and two companies were added. FLIR Systems, Inc. was removed due to the sale of the company, and STERIS plc and PerkinElmer, Inc. were each removed due to a significant increase in market capitalization following acquisitions by each company. Lincoln Electric Holdings, Inc. and Donaldson Company, Inc., each of which are commonly used as peer companies among other peer group members and ISS, were added to the group.

The consultant conducts an annual analysis of the most recent proxy disclosures for the peer group companies in order to understand the compensation ranges for base salary, and the annual and long-term incentives provided to the peer group named executive officers. In addition, regression analysis is applied to data from compensation surveys conducted by Willis Towers Watson representing nearly 1,000 general industry companies. The Committee believes that the combination of these comprehensive data sources allows it to understand the market compensation ranges for both the Named Officers and other key executives based on the duties and responsibilities of each position and to determine the level of compensation needed to target the middle (50th percentile) of the market.

The market compensation data is further used to develop a market compensation structure which includes salary grades with midpoints. Each U.S. based executive is assigned to a salary grade where the midpoint of the grade approximates the median (50th percentile) of the market salary level for that position. Each salary grade has a salary range around the midpoint and has corresponding annual and long-term incentive award opportunities that are percentages of the midpoint, and which also align to market-based values. In assigning an executive to a salary grade, the Committee also considers internal factors that may, in a limited number of instances, impact the grade assignment of an executive.

In addition to the market data, the Committee considers the following factors when making compensation decisions:

•	Individual and Company performance

•	Experience in the position

•	Current compensation relative to market median

An assessment of these factors could result in actual compensation being positioned modestly above or below the desired median of the market positioning. The Committee does not consider amounts earned from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock award gains, in its decisions to increase or decrease compensation for the following year. The Committee believes that this would not be in the best interest of retaining and motivating its executives.

In order to assess the impact of its executive compensation decisions, the Committee reviews a summary report – or “tally sheet” – of total compensation prepared for the CEO. The tally sheet includes the total dollar value of annual compensation, including salary, annual and long-term incentive awards, and the value of other benefits and perquisites. The tally sheet also provides the Committee with information pertaining to equity ownership, and benefits the Company is required to provide to the CEO under various termination scenarios. The Committee’s review of the tally sheet information is an integral part of its decision-making process each year.

DETERMINATION OF EXECUTIVE COMPENSATION AMOUNTS

Fixed Cash Base Salary. The Company provides executives with a base salary in order to attract and retain executive talent. Base salary is designed to be competitive with other organizations and is sensitive to the skill level, responsibility and experience of the executive. Base salary for each executive is determined through our external benchmarking process and an internal comparison to other executives at the Company to ensure internal equity. Base salary levels are targeted to the market median, although the Committee considers base salary levels that fall within plus or minus 10% of the market median to be competitive.

Base salary adjustments are considered and are affected by each executive’s individual performance assessment based on a rigorous performance review process. This individual process details an executive’s annual accomplishments compared to performance expectations established at the outset of each year and assesses the individual’s behaviors used to achieve the performance level. The CEO develops and recommends to the Committee annual base salary adjustments for each executive primarily by evaluating the value and impact that each executive has had on the Company’s performance during the year.

The Committee performs a similar comprehensive evaluation of the CEO’s performance against predetermined annual operational and strategic goals previously approved by the independent directors of the Board and determines a recommended annual base salary increase based on the outcome of this evaluation. This salary recommendation is then also approved by the independent directors of the Board. At its February 2022 meeting, the Committee approved salary increases ranging from 5% to 9% for the Named Officers and certain other key executives. Following these adjustments, salary levels were positioned as follows relative to the market median targeted level: Mr. Vartanian, 2% above median; Mr. Krause, at the market median; Mr. Blanco 6% above median; Mr. Leenen, 8% below median; and Ms. Sciullo, 2% below median.

Performance-Based Annual Cash Incentive. The Company provided executives with an annual cash incentive during 2021 based on the MSA Executive Incentive Plan (EIP), which directly rewards the accomplishment of key corporate and/or geographical or business unit performance goals. Additionally,

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
26

each executive, including the CEO, is eligible for a program known as the “Enhanced Bonus” that rewards participants only when the Company’s actual consolidated net income exceeds pre-set board-approved targets. Under the Enhanced Bonus feature, annual incentive awards earned under the EIP, which are each limited to a maximum payout of 150% of target, may be increased from 0% to 50% if the Company’s consolidated net income exceeds the target. The enhancement is interpolated at performance levels between target and 125% of target. For each 1% increase in actual consolidated net income above target, earned awards under the EIP are increased by 2%. For example, at performance of 105% of net income target, the incentive is increased by 10%. The incentive is increased by 50% if the Company exceeds the net income target by 25% or more, resulting in a total bonus opportunity which is capped at 200% of target should performance achieve or exceed maximum levels. The Committee believes that the increased performance leverage that the Enhanced Bonus is designed to provide is in the best interests of our shareholders by motivating our senior management to exceed bottom line profitability targets in addition to important Company and business unit performance metrics.

The following chart illustrates how the enhanced bonus feature rewards performance that exceeds targets under the EIP, thereby assuring that executive reward is aligned to shareholder value. The “Example of Highly Leveraged Plan” in the chart is based upon Pay Governance, LLC research. The Committee limits the total possible payout to 200% of the target for 2022.

Under the EIP, the target incentive opportunity (paid for achieving target performance) for each Named Officer is aligned with the executive’s salary midpoint which approximates the market median as determined through our external benchmarking process, although the Committee generally considers target incentive opportunities between plus or minus 5 percentage points of the market median to be competitive. If actual performance drops below a predefined performance threshold, payout drops to zero.

The following table shows the target bonus percent and dollar amount of incentive that would be earned if actual performance for 2021 was equal to targeted performance.

2021 TARGET CASH INCENTIVE AWARD

Named Officer	Percent of Salary Midpoint(1)	EIP Target Award(2)

Nishan J. Vartanian	100%	$875,000

Kenneth D. Krause	70%	$346,540

Steven C. Blanco	65%	$292,482

Bob W. Leenen(3)	60%	$314,698

Stephanie L. Sciullo	55%	$225,101

(1)	Reflects the percentage of the Named Officers’ salary midpoint which is determined as of December 31, 2021.
(2)	EIP target award is the amount that would be paid to the executive assuming all Company and individual performance goals are met per that executive’s performance metrics based upon targets and midpoints as of December 31, 2021.
(3)	EIP Target Award for non-U.S. based executive Mr. Leenen uses the target 1H award, based on 1H salary, as of 6/30/2021, plus the target 2H award, based on 2H salary, as of 12/31/2021. His EIP target award amount is converted to USD using the 12/31/2021 exchange rate of 1CHF = 1.09634 USD.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
27

Actual EIP award payments are based primarily on the achievement of a variety of Company financial and non-financial goals. Prior to 2020 annual cash incentive award payments, these EIP award payments also had a discretionary personal performance factor applied based on the value and impact that each executive has had on the Company’s performance during the year. In light of the impact of COVID-19 upon the Company’s performance, Management recommended (and the Committee approved) that no personal performance factors would be applied to 2020 annual cash incentive award payments. For 2021, however, these personal performance factors will again be applied to annual cash incentive award payments.

Actual EIP award payments for the CEO for 2021 were based 30% on achievement of consolidated net sales, 35% on consolidated EBITDA Margin Percentage, and 35% on achievement of consolidated working capital as a percentage of sales, all relative to the predetermined goals established and approved by the Committee. The Committee also recommends for Board approval annual operational and strategic goals for the CEO. The independent directors of the Committee may use their discretion to reduce the size of the CEO’s calculated award based on his performance relative to his individual goals but may not increase it.

If executive performance is below the minimum threshold level, there is no payout for that executive. In addition to the base EIP award opportunities, the Enhanced Bonus feature may add up to 50% to the calculated EIP award depending on the level of consolidated net income performance above target. The maximum award opportunity under all plans combined is 200% of target for each executive including the CEO. Actual awards paid for 2021 performance are included in the Summary Compensation Table on page 37 under the column Non-Equity Incentive Plan Compensation. Award opportunities for each Named Officer under the combined plans for 2021 at threshold, target and maximum are included in the Grants of Plan-Based Awards table on page 39 under the columns Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.

In 2021, the annual cash incentive was divided into two separate six-month periods. Performance measures and goals for the first half (1H) of the year were approved by the Committee at its February meeting. Recognizing the continued challenges and level of uncertainty associated with the COVID-19 pandemic and its impact on revenue growth expectations, the Committee approved adjusted performance measures for the second half (2H) of the year in June.

For the CEO and the other Named Officers, the Committee and, in the case of the CEO, independent directors of the Board, approved the following performance targets:

PERFORMANCE TARGETS FOR ANNUAL CASH INCENTIVE

Chairman, President and Chief Executive Officer – Nishan J. Vartanian (1H, Effective January – June 2021)

(Dollars in millions)

		2021 1H Actual Performance	Pre-Established 2021 1H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Consolidated Net Sales	30%	$621,667	$527,420	$620,494	$744,593

Consolidated EBITDA Margin (%)	35%	21.78%	18.34%	21.58%	25.90%

Consolidated Working Capital as a % of Sales	35%	26.22%	32.44%	27.03%	22.98%

Note: As a result of 1H 2021 performance 103% of the 1H 2021 target incentive was earned.

Chairman, President and Chief Executive Officer – Nishan J. Vartanian (2H, Effective July – December 2021)

(Dollars in millions)

		2021 2H Actual Performance	Pre-Established 2021 2H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Consolidated Net Sales	30%	$737,832	$641,156	$754,301	$905,161

Consolidated EBITDA Margin (%)	35%	21.92%	18.32%	21.55%	25.86%

Consolidated Working Capital as a % of Sales	35%	29.99%	35.52%	29.60%	25.16%

Note: As a result of 2H 2021 performance 98% of the 2H 2021 target incentive was earned. Combining 1H and 2H 2021 performance, along with the achievement of the Enhanced Bonus described on page 26 above,110% of target incentive was earned for 2021.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
28

Senior Vice President, Chief Financial Officer and Treasurer – Kenneth D. Krause (1H, Effective January – June 2021)

(Dollars in millions)

		2021 1H Actual Performance	Pre-Established 2021 1H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Consolidated Net Sales	30%	$621,667	$527,420	$620,494	$744,593

Consolidated EBITDA Margin (%)	35%	21.78%	18.34%	21.58%	25.90%

Consolidated Working Capital as a % of Sales	35%	26.22%	32.44%	27.03%	22.98%

Note: As a result of 1H 2021 performance 103% of the 1H 2021 target incentive was earned.

Senior Vice President, Chief Financial Officer and Treasurer – Kenneth D. Krause (2H, Effective July – December 2021)

(Dollars in millions)

		2021 2H Actual Performance	Pre-Established 2021 2H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Consolidated Net Sales	30%	$737,832	$641,156	$754,301	$905,161

Consolidated EBITDA Margin (%)	35%	21.92%	18.32%	21.55%	25.86%

Consolidated Working Capital as a % of Sales	35%	29.99%	35.52%	29.60%	25.16%

Note: As a result of 2H 2021 performance 98% of the 2H 2021 target incentive was earned. Combining 1H and 2H 2021 performance, along with the achievement of the Enhanced Bonus described on page 26 above, 110% of target incentive was earned for 2021.

Vice President and President MSA Americas – Steven C. Blanco (1H, Effective January – June 2021)

(Dollars in millions)

		2021 1H Actual Performance	Pre-Established 2021 1H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Americas Net Sales	30%	$425,134	$343,866	$404,548	$485,458

Americas EBITDA Margin (%)	35%	31.75%	27.00%	31.76%	38.11%

Consolidated Working Capital as a % of Sales	35%	26.22%	32.44%	27.03%	22.98%

Note: As a result of 1H 2021 performance 106% of the 1H 2021 target incentive was earned.

Vice President and President MSA Americas – Steven C. Blanco (2H, Effective July – December 2021)

(Dollars in millions)

		2021 2H Actual Performance	Pre-Established 2021 2H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Americas Net Sales	30%	$454,400	$378,361	$445,130	$534,156

Americas EBITDA Margin (%)	35%	32.07%	26.63%	31.33%	37.60%

Consolidated Working Capital as a % of Sales	35%	29.99%	35.52%	29.60%	25.16%

Note: As a result of 2H 2021 performance 102% of the 2H 2021 target incentive was earned. Combining 1H and 2H 2021 performance, along with the achievement of the Enhanced Bonus described on page 26 above, 114% of target incentive was earned for 2021.

Vice President and President MSA International – Bob W. Leenen (1H, Effective January – June 2021)

(Dollars in millions)

		2021 1H Actual Performance	Pre-Established 2021 1H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

International Net Sales(1)	30%	$196,262	$183,365	$215,724	$258,869

International EBITDA Margin (%)	35%	24.31%	20.09%	23.64%	28.37%

Consolidated Working Capital as a % of Sales	35%	26.22%	32.44%	27.03%	22.98%

Note: As a result of 1H 2021 performance 96% of the 1H 2021 target incentive was earned.

[1]	For geographic business metrics and certain consolidated metrics, currency-adjusted actual results will be used to compute the annual incentive payment.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
29

Vice President and President MSA International – Bob W. Leenen (2H, Effective July – December 2021)

(Dollars in millions)

		2021 2H Actual Performance	Pre-Established 2021 2H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

International Net Sales(1)	30%	$230,515	$216,650	$254,882	$305,858

International EBITDA Margin (%)	35%	25.77%	21.05%	24.77%	29.72%

Consolidated Working Capital as a % of Sales	35%	29.99%	35.52%	29.60%	25.16%

Note: As a result of 2H 2021 performance 93% of the 2H 2021 target incentive was earned. Combining 1H and 2H 2021 performance, along with the achievement of the Enhanced Bonus described on page 26 above, and a 10% discretionary personal performance factor, 113% of target incentive was earned for 2021.

[1]	For geographic business metrics and certain consolidated metrics, currency-adjusted actual results will be used to compute the annual incentive payment.

Vice President and Chief Legal Officer – Stephanie L. Sciullo (1H, Effective January – June 2021)

(Dollars in millions)

		2021 1H Actual Performance	Pre-Established 2021 1H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Consolidated Net Sales	30%	$621,667	$527,420	$620,494	$744,593

Consolidated EBITDA Margin (%)	35%	21.78%	18.34%	21.58%	25.90%

Consolidated Working Capital as a % of Sales	35%	26.22%	32.44%	27.03%	22.98%

Note: As a result of 1H 2021 performance 103% of the 1H 2021 target incentive was earned.

Vice President and Chief Legal Officer – Stephanie L. Sciullo (2H, Effective July – December 2021)

(Dollars in millions)

		2021 2H Actual Performance	Pre-Established 2021 2H Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum

Consolidated Net Sales	30%	$737,832	$641,156	$754,301	$905,161

Consolidated EBITDA Margin (%)	35%	21.92%	18.32%	21.55%	25.86%

Consolidated Working Capital as a % of Sales	35%	29.99%	35.52%	29.60%	25.16%

Note: As a result of 2H 2021 performance 98% of the 2H 2021 target incentive was earned. Combining 1H and 2H 2021 performance, along with the achievement of the Enhanced Bonus described on page 26 above, and a 10% discretionary personal performance factor, 121% of target incentive was earned for 2021.

The Committee believes that the selected measures above are the best indicators of performance produced as a result of our executives’ efforts and is reflective of their individual areas of responsibility.

Long-Term Incentive Compensation. Our long-term incentive program represents a significant portion of an executive’s total compensation package. Awards under this program are considered “at risk,” which means they can increase or decrease in value based on fluctuations in our stock price. In selecting the appropriate long-term incentive vehicles, the Committee made its decisions based on its desire to reward for long-term stock price appreciation, to promote loyalty and tenure with the Company and to increase executives’ alignment with shareholders. Performance-based stock units and time-vesting restricted stock units were chosen to meet these attributes. These awards are granted under the shareholder approved Amended and Restated 2016 Management Equity Incentive Plan. In 2021 the mix was 100% performance stock units for officers who are eligible for the MSA Supplemental Pension Plan, have reached retirement eligibility and have achieved their ownership guidelines. This particular mix of awards positions these retirement-eligible officers to have more equity “at risk” and provides better alignment to performance. For officers who have achieved their ownership guideline but who have not yet reached retirement eligibility, and for officers who have reached retirement eligibility but have not yet reached their ownership guideline, the mix is 80% performance stock units and 20% time-vesting restricted stock units. For other officers, the mix is two-thirds performance stock units and one-third time-vesting restricted stock units, recognizing the need to have a greater portion of equity compensation delivered in restricted stock units that are based solely upon time vesting.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
30

The following table illustrates the calculation and allocation of the long-term incentive compensation. This table and the table of Grants of Plan-Based Awards use the amounts computed in accordance with FASB ASC Topic 718.

LONG-TERM INCENTIVE COMPENSATION

	Allocated to
	1/1/2021 Salary Midpoint(1) (1)	2021 Stock Multiplier(2) (2)	Restricted Stock Units (3)	Performance Stock Units (4)	Restricted Stock Units Award Value(3) (1) x (3)	Performance Stock Units Award Value(4) (1) x (4)

Nishan J. Vartanian	$850,750	410%	0%	410%	$0	$3,488,075

Kenneth D. Krause	$495,057	195%	39%	156%	$193,072	$772,289

Steven C. Blanco	$449,973	150%	30%	120%	$134,992	$539,968

Bob W. Leenen(5)	$515,139	70%	23.33%	46.67%	$120,182	$240,415

Stephanie L. Sciullo	$409,275	105%	35%	70%	$143,246	$286,493

(1)	Reflects salary midpoint for U.S. based Named Officers (see note 5 below) at the time of the award in February 2021. The target awards shown above reflect 2021 midpoints at the time of grant.
(2)	Stock multiplier is the plan percentage effective in February 2021. Columns 3 and 4 percentages reflect the split of the stock multiplier into restricted stock units and performance stock units in accordance with the discussion above.
(3)	Actual Restricted Stock Units awarded = Restricted Stock Units Award Value divided by the closing stock price on the date of the award. Actual amount may vary due to rounding to nearest share value.
(4)	Actual Performance Stock Units awarded = Performance Stock Units Award Value divided by the closing stock price on the date of the award. Actual amount may vary due to rounding to nearest share value. Amounts shown in this column may differ from amounts shown in the compensation tables contained in this proxy statement due to differences in the method of calculating fair market value in compensation tables in accordance with FASB ASC Topic 718.
(5)	Reflects actual salary converted to USD for Mr. Leenen, who is a non-U.S. based Named Officer. The target awards shown above reflect Mr. Leenen’s salary at the time of grant.

NOTE: A stock multiplier is the percentage of the U.S. based Named Officer’s salary midpoint, or the non-U.S. based Named Officer’s actual salary, that is awarded in annual equity grants as long-term incentives. Stock multipliers are market based and determined with the assistance of the Committee’s outside compensation consultant.

Long-term incentive opportunities are developed for each executive salary grade based on the market median. While the Committee reviews these long-term incentive opportunities annually, it typically only adjusts the individual opportunities periodically as market median long-term incentive data tends to be volatile, increasing or decreasing for certain positions more frequently than salary or annual incentive data.

Performance Stock Units. The Company uses this type of equity grant to incentivize the achievement of one or more specific goals promoting long-term shareholder value. At the date of grant, a target number of shares is established based on the share value at the time of the award and present dollar value of the compensation intended to be delivered. The number of shares awarded at the end of the performance period ultimately varies based on the achievement of corporate goals. Even if performance conditions are met, the performance stock units will not vest until a time-vesting period that requires the recipient to remain employed by the Company (generally three years from the grant) is achieved. The value assigned to performance stock units is the fair market value of the shares of Common Stock to which such performance stock units relate on the date of grant, and the recipient is charged with income for Federal income tax purposes in the year of delivery of the shares at the market value as of the date of delivery, which is generally upon vesting.

The target number of shares will be earned if the target performance goals are met. If “excellence” goals are met, the number of shares earned will be doubled. If only the minimum “threshold” performance is achieved, one half of the target number of shares will be earned. If performance is below “threshold,” the entire award will be forfeited. There are no shares issued until the performance goals have been met and the time-vesting period has been achieved. Therefore, there are no dividend rights or voting rights associated with this form of long-term incentive until the shares are actually issued.

For 2019, 2020 and 2021 grants, the long-term performance stock unit incentive award included two internal financial metrics to measure performance, with the final results modified based on TSR as compared to a peer group. The internal financial metrics were based on Adjusted EBITDA Margin percentage (weighted at 50%) and Revenue Growth (weighted at 50%). The use of the TSR modifier is intended to align officer and other key executives’ rewards with changing shareholder value. Adjusted EBITDA Margin percentage and Revenue Growth will be adjusted based on pre-determined items. For the 2021 grant, up to 25% of the target performance can be earned in year one; 12.5% of target performance will be earned if revenue is achieved at 99% or higher as compared to the 2021 revenue plan and 12.5% of target performance will be earned if EBITDA margin is 95% or higher as compared to the EBITDA margin plan. Up to 50% of the target performance can be earned in year two, less amounts already earned in year one; 25% of target performance will be earned if revenue is achieved at 98% or higher as compared to the cumulative 2021-2022 revenue plan, and 25% of target performance will be earned if EBITDA margin is 95% or higher of the EBITDA margin plan. Final performance for the 2021 grant will be calculated as of the end of year three and will reflect shares already earned in years one and two. Shares earned in years one and two will not be forfeited in the case of any failure to meet performance targets for the full three year period. There will be no interim shares earned for the 2019 and 2020 grants. The performance for the entire 2019 grant was determined as of the end of the performance period on December 31, 2021. The performance for the entire 2020 grant will be determined as of the end of the performance period on December 31, 2022.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
31

Results between threshold and target, and between target and excellence, will be interpolated; however, when calculating performance vesting on an interim basis for the 2021 awards, no interpolation will be used. Any number of shares which are determined to be awarded will be further adjusted by the TSR modifier described below.

If MSA’s percentile ranking for TSR versus our peer group is at the 40th percentile to the 60th percentile, the TSR modifier will be 1.0. The TSR modifier for a ranking greater than the 60th percentile but less than the 75th percentile will be 1.10. The TSR modifier for a ranking greater at the 75th percentile or above will be 1.20. The TSR modifier for a ranking greater than the 25th percentile but less than the 40th percentile will be 0.90. The TSR modifier for a ranking greater at the 25th percentile or below will be 0.80.

At the end of the three year period, the 2019 grant performed above threshold but below target level against the EBITDA Margin percentage goal and above threshold but below target level against the Revenue Growth goal and had relative TSR performance at the 34th percentile, resulting in a multiplier of 0.9%, which resulted in a total payout of 64.17% of target.

The shares related to the 2020 and 2021 annual performance stock unit grants will vest on March 8, 2023 and March 8, 2024, respectively, and are subject to determination by the Compensation Committee of the actual performance achieved. The 2021 grant performed above 99% of the 2021 revenue plan and above 95% of the EBITDA margin plan, resulting in a total of 25% of target performance accrued in year one of the performance period.

Time-Vesting Restricted Stock Units. The Committee selected time-vesting restricted stock units in order to create and encourage an ownership culture and to serve as a retention tool. Restricted stock units vest 100% on or about the third anniversary following the date of grant. The value assigned to restricted stock units is the fair market value of the shares of Common Stock to which such restricted stock units relate on the date of grant, and the recipient is charged with income for Federal income tax purposes in the year of vesting at the market value as of the date that the restrictions lapse. The restricted units do not include voting rights or the right to dividends or dividend equivalents during the period prior to vesting.

ADDITIONAL CONSIDERATIONS RELATING TO THE CEO

In 2021, Mr. Vartanian’s base pay was adjusted by amounts which conform to the Company’s merit increase guidelines for U.S. payroll. The increase for 2021 in Mr. Vartanian’s salary was 2.85%.

CEO Pay For Performance. During 2021, the Committee, with the assistance of its compensation consultant Pay Governance, conducted several analyses to assess the alignment of the CEO’s pay relative to the performance of the Company. Company performance was defined as either our TSR or a composite of performance metrics. This composite consists of the average ranking relative to our peers of our TSR, Net Income Growth, RONA and Operating Income Margin. These analyses considered the CEO’s total direct compensation (TDC) which includes base salary, actual cash bonus earned and value of equity incentives. Equity incentives were considered using two separate methodologies:

1.	Expected value method: this method considered the grant date fair value of equity awards and is the same value as stated in our proxy statement summary compensation table.

2.	Realizable compensation method: this method examines the aggregate value of previously granted equity awards at a point in time, including:
a.	the in-the-money intrinsic value of stock option grants made during the period,
b.	the end of period value of restricted stock grants made during the period, and
c.	for performance awards, the actual payouts for awards beginning and ending during the three-year performance period and the end of period estimated payout for unvested awards granted during the three-year performance period ended December 31, 2020.

During 2021, the Committee reviewed and discussed the results of the following independent analyses and was satisfied that the executive compensation program was aligned with the performance of the Company.

2020 CEO Actual Annual Cash Incentive Earned Relative to Peers versus 2020 Composite Performance Relative to Peers

This analysis compares our CEO’s 2020 actual bonus earned (and paid in early 2021) to the composite performance metrics, which are a collection of metrics used in our incentive arrangements. Both the CEO’s bonus information and the composite performance results were compared to the same data of our peers and considered on a percentile rank basis. The Committee concluded that the CEO’s annual incentive payment, when evaluated in terms of absolute dollar value, was reasonably aligned with the relative performance of the Company.

2020 CEO ACTUAL BONUS PAYMENT	BONUS RELATIVE TO PEERS	PERFORMANCE RELATIVE TO PEERS	ALIGNMENT OF BONUS AND PERFORMANCE

Bonus Earned (Dollar Value)	32nd Percentile	52nd Percentile	Reasonable

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
32

2020 CEO Realizable Compensation Relative to Peers versus 2020 Composite Performance Relative to Peers

This analysis compares our CEO’s realizable compensation (realizable compensation method, described above) over the three-year period 2018 through 2020 relative to the composite performance metrics, which are a collection of metrics used in our incentive arrangements. Both the CEO’s realizable compensation information and the composite performance results were compared to the same data of our peers and considered on a percentile rank basis. The Committee concluded that the CEO’s three-year realizable compensation, when evaluated in terms of absolute dollar value, was reasonably aligned with the relative performance of the Company.

	REALIZABLE COMPENSATION RELATIVE TO PEERS	PERFORMANCE RELATIVE TO PEERS	ALIGNMENT OF REALIZABLE COMPENSATION AND PERFORMANCE

CEO Realizable Compensation (Value)	40th Percentile	61st Percentile	Reasonable

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
33

CEO Realizable Compensation as a Percent of Expected Value Relative to Company TSR Performance

This analysis examines the percent difference in compensation granted to our CEO in a particular year expressed on an expected value basis (note 1 below) versus the same compensation expressed on a realizable value basis (note 2 below) at the end of 2020. This percent difference is compared to the change in actual Company TSR for the same time periods to understand if the difference in expected value pay and realizable pay is directionally similar to our TSR performance. For example, if our stock price falls over a period of time, we would expect our CEO’s realizable compensation to be less than the expected value at the time the compensation was granted. In evaluating this analysis, the Committee was satisfied that the CEO’s realizable compensation was directionally similar to changes in our TSR.

Year	MSA CEO Target TDC at Grant (1)	MSA CEO Realizable Value (2)	Measurement Period	Change in Pay Value (3)	Change in MSA TSR (4)	Alignment

2019	$4,491,247	$5,928,001	2019 – 2021	32%	67%	Reasonable

2020	$5,190,407	$5,659,507	2020 – 2021	9%	22%	Reasonable

2021	$5,226,137	$4,901,951	2021	-6%	2%	Reasonable

Total	$14,907,791	$16,489,459	2019 – 2021	11%	67%	Reasonable

(1)	Target TDC at Grant includes for each particular year the CEO’s base salary, target bonus and the grant date fair value of equity awards granted.
(2)	Realizable value includes for each particular year the CEO’s base salary, actual bonus earned and the realizable value of equity awards granted during that particular year using our December 31, 2021 closing stock price. See page 31 for a more detailed description of realizable value for long-term incentive awards.
(3)	Change in Pay Value is the change in the CEO’s compensation from the time it was granted to December 31, 2021 considering the impact of actual performance relative to performance goals and changes in Company stock price.
(4)	MSA TSR is calculated on a point-to-point basis using the final trading day of each year.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
34

OTHER COMPENSATION AND RETIREMENT POLICIES

In addition to the other components of our executive compensation program, we maintain the compensation policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our officers to engage in risk taking beyond our ability to effectively identify and manage.

U.S. Post-Employment Retirement Benefits. Retirement related compensation is designed to provide financial security following retirement from the Company and to reward for loyalty and tenure. Retirement benefits for U.S. based Named Officers fall into three major elements which include pension, 401(k) and non-qualified retirement plans. All of these programs exist to help attract, retain, and motivate key executives. The programs listed below are designed to be competitive and are compared periodically to representative peer companies. Plan design and provisions are reviewed periodically to determine if the total retirement package is competitive. Retirement-related compensation programs do not have a direct linkage to performance but rather a link to a long-term commitment to MSA, as do all other welfare benefits.

•	Pension – offered as part of a retirement package that helps the Company recruit employees and provides security and peace of mind for future retirement, enabling executives and other employees to exit the workforce at retirement age. Pension amounts are based on final average pay, years of service, age, and a pre-determined plan formula.

•	401(k) – offered as part of our benefits package to encourage employees to save for their own retirement and future financial security. MSA matches 100% of the first 5% of employee contributions.

•	Non-qualified retirement plans – provide additional retirement benefits for executives whose accumulations and contributions in the qualified plans are limited by the Internal Revenue Code. MSA maintains two such plans. The MSA 2005 Supplemental Retirement Savings Plan provides benefits beyond the limitations imposed on 401(k) plans. The MSA Supplemental Pension Plan provides benefits beyond the limitations imposed on defined benefit pension plans. The Company ceased providing benefits under the Supplemental Pension Plan for any employees who are newly hired or promoted into the eligible class of key executives after December 31, 2012.

Non-U.S. Post-Employment Retirement Benefits.

•	Pension – offered as a retirement benefit with a lump sum withdrawal option that provides security and peace of mind for future retirement, enabling executives and other employees to exit the workforce at retirement age. Pension amounts are based on employee contributions, employer contributions, years of service, age, and a pre-determined plan formula.

Stock Ownership Guideline Policy. All Named Officers are expected to hold a number of shares equal in value to their actual salary as of year-end, multiplied by a stock multiplier ranging from 2.25 up to 5.5 for the CEO. Prior to achieving the stock ownership guidelines mentioned above, the executive must retain 100% of all equity awards through the Company’s compensation program (net of exercise costs and taxes). The specified ownership amount is expected to be retained thereafter as long as a Named Officer remains an active employee. The Company also maintains similar stock ownership guidelines for other key executives, including appropriate multipliers.

Messrs. Vartanian, Krause, Blanco, and Leenen exceeded their stock ownership guideline requirements as of December 31, 2021. Ms. Sciullo has not yet met her stock ownership guideline requirements as of December 31, 2021, due to her more recent appointment to her current role.

The stock ownership requirements for each Named Officer are as follows:

STOCK OWNERSHIP REQUIREMENTS

Name	Title	Salary as of 12/31/2021		2021 Stock Multiplier		Ownership Requirement

Nishan J. Vartanian	Chairman, President and Chief Executive Officer	$875,000	x	5.50	=	$4,812,500

Kenneth D. Krause	Senior Vice President, Chief Financial Officer and Treasurer	$488,027	x	3.50	=	$1,708,095

Steven C. Blanco	Vice President and President MSA Americas	$460,845	x	2.25	=	$1,036,901

Bob W. Leenen	Vice President and President MSA International	$544,670	x	2.25	=	$1,225,509

Stephanie L. Sciullo	Vice President and Chief Legal Officer	$371,700	x	2.25	=	$836,325

The following forms of share ownership apply toward the stock ownership requirements: shares purchased; vested and unvested restricted stock units; shares retained following the exercise of stock options; and other shares acquired through any other lawful means. Performance-based restricted stock or stock units that have not yet met the performance tests are not applied toward the stock ownership requirements. Share ownership of spouses who live in the same household as the Named Officer are counted in the totals. All executives understand these requirements, and the Committee may use its discretion to reduce or eliminate future long-term incentive grants, or take such other actions as it deems appropriate, as motivation to meet guidelines. These ownership guidelines help drive a culture of ownership and accountability among the executive team.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
35

Hedging and Pledging. The Company maintains an insider trading policy that restricts the trading of Company stock. That policy specifically prohibits directors, officers and employees who receive equity awards from the Company from hedging or pledging their Company stock. The policy prohibits short-sales of Company securities, the purchase of puts, calls or other derivative hedging transactions against Company securities, and pledging Company securities as collateral for a loan.

Recoupment Policy. The Company has a recoupment policy applicable to officers and other Company employees. In the event of a restatement of MSA’s financial results or financial irregularities causing a revision of performance metrics upon which compensation was based, or a determination of other misconduct that results in substantial financial or reputational harm to the Company, the Board will review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events. As part of that review, consideration would also be given to any appropriate action regarding compensation that may have been awarded to such persons. In particular, it would be appropriate to consider whether any compensation was awarded on the basis of having achieved specified performance targets, whether a person engaged in misconduct that contributed to the restatement and whether such compensation would have been reduced had the financial results been properly reported. Depending on the outcome of that review, appropriate action could include reducing compensation in the year the restatement was made or in future years, seeking repayment of any incentives received for the period restated or any gains realized as a result of exercising an option awarded for the period restated, or canceling any unvested equity compensation awarded for the period restated.

Perquisites. The Company provides executives with a limited number of perquisites in order to strengthen business relationships and maximize the use of our executives’ time. Our perquisites have been benchmarked to the market and are considered ordinary, customary, and minimal for each executive’s position. The following are available to the Named Officers:

•	Vehicle – each Named Officer is provided a Company leased vehicle or vehicle allowance to facilitate travel among MSA’s various locations and for other business travel. Personal use of a Company leased vehicle is calculated and imputed as income for each executive.

•	Club memberships – country club memberships are provided to our CEO to facilitate customer contact and a business club is provided to our CEO and CFO to afford a downtown Pittsburgh location for business meetings.

•	Financial planning and tax return assistance – provides advice and guidance to executives on investment and income tax issues in order to maximize the use and understanding of our executive compensation program and minimize time otherwise required for taxation issues.

•	The Company does not own or lease an aircraft, nor does the Company have fractional ownership in any aircraft, nor does it pay for executives’ personal travel.

•	Each Named Officer is offered a comprehensive annual executive physical to encourage executives to proactively manage their health.

Severance Policy. The Company has a severance pay policy that applies to the U.S. based Named Officers as well as other eligible salaried employees. The policy applies to a permanent termination of the employment relationship when initiated by the Company and when other conditions are satisfied. A schedule of benefits determines the separation benefit ranging from four weeks to a maximum of fifty-two weeks of severance pay based on final salary.

Tax Implications of Executive Compensation. Section 162(m) of the Internal Revenue Code currently imposes a $1 million limit on the amount that the Company may deduct for compensation paid to an employee who is chief executive officer, chief financial officer, or another “covered employee” (as defined by Section 162(m)), or was such an employee beginning in any year after 2017. Accordingly, compensation awarded in 2018 and future years to covered employees in excess of $1 million also will generally not be deductible. The Compensation Committee retains the discretion to establish the compensation paid or intended to be paid or awarded to the Named Officers as the Committee may determine is in the best interest of the Company and its shareholders, and without regard to any limitation provided in Section 162(m). This discretion is an important feature of the Committee’s compensation practices because it provides the Committee with sufficient flexibility to respond to specific circumstances facing the Company.

Change in Control. The Company has entered into change in control employment agreements with each of the Named Officers. These agreements provide Named Officers up to two years income and benefits following a change in control of the Company. These agreements are intended to retain executives, provide continuity of management in the event of an actual or threatened change in control and enable executives to remain financially indifferent when evaluating opportunities that may be beneficial to shareholders yet could negatively impact the continued employment of the executive. Cash severance payments are payable and accelerated vesting of unvested equity awards occurs only in the event of both a change in control and termination of employment other than for cause, death or disability (commonly known as a “double trigger”). There are no tax gross-up provisions in the change in control agreements.

Equity Granting Process. The Company grants equity awards for executives and all other eligible associates at the first regularly scheduled Compensation Committee meeting of each calendar year. The Committee makes its grants effective on the later of the date of the Compensation Committee meeting at which the grant was made or the third business day after the Company’s year-end earnings release.

MSA 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
36

Adjustments or Recovery of Prior Compensation. As described above under “Recoupment Policy,” the Company maintains a recoupment policy to facilitate the recovery or adjustment of amounts previously awarded or paid to a Named Officer, in the event of a restatement of MSA’s financial results, financial irregularities causing a revision of performance metrics, or a determination of other misconduct that results in substantial financial or reputational harm to the Company. Additionally, the Sarbanes-Oxley Act of 2002 provides that if the Company is required to restate its financial results due to substantial noncompliance with financial reporting requirements as a result of misconduct, the Chief Executive Officer and the Chief Financial Officer must reimburse the Company for any bonus, incentive or equity-based compensation received, and any profits realized from the sale of Company securities, during the twelve months following the issuance or filing of the noncompliant results.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based upon its review and those discussions, the Compensation Committee recommended to the Board of Directors that the
Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Robert A. Bruggeworth
Rebecca B. Roberts, Chair
Luca Savi

MSA 2022 PROXY STATEMENT

37

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table shows the compensation for 2021, 2020, and 2019 of the Company’s principal executive officer, the Company’s principal financial officer, and the other three executive officers of the Company as of December 31, 2021, with the highest total compensation for 2021 (collectively, the “Named Officers”):

Name and Principal Position	Year	Salary	Stock Awards(1)	Stock Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value(4)	All Other Compensation(5)	Total
Nishan J. Vartanian	2021	$863,062	$3,488,075	$—	$963,683	$1,381,941	$97,259	$6,794,020
Chairman, President and Chief Executive Officer	2020	$874,956	$3,464,701	$—	$677,835	$2,452,588	$105,647	$7,575,727
	2019	$805,192	$2,866,056	$—	$820,902	$2,030,572	$134,158	$6,656,880
Kenneth D. Krause	2021	$481,029	$965,361	$—	$381,662	$148,470	$58,127	$2,034,649
Senior Vice President, Chief Financial Officer and Treasurer	2020	$488,215	$837,072	$—	$262,950	$456,997	$67,845	$2,113,079
	2019	$453,279	$716,087	$—	$363,218	$358,647	$57,567	$1,948,798
Steven C. Blanco	2021	$450,041	$674,960	$—	$333,143	$134,081	$38,550	$1,630,775
Vice President and President MSA Americas	2020	$449,993	$626,536	$—	$230,473	$263,940	$58,249	$1,629,191
	2019	$407,769	$566,834	$—	$317,928	$224,057	$41,308	$1,557,896
Bob W. Leenen	2021	$521,135	$360,597	$—	$357,017	$174,123	$27,962	$1,440,834
Vice President and President MSA International	2020	$505,335	$266,247	$—	$300,429	$243,165	$26,877	$1,342,053
	2019	$425,682	$252,794	$—	$243,675	$111,153	$26,142	$1,059,446
Stephanie L. Sciullo(6)	2021	$362,986	$429,739	$—	$272,707	$7,337	$51,152	$1,123,921
Vice President and Chief Legal Officer	2020	$364,865	$406,017	$—	$183,943	$70,799	$49,368	$1,074,992
	2019	$—	$—	$—	$—	$—	$—	$—

(1)	Represents the aggregate grant date fair value of the restricted stock awards and performance stock unit awards computed in accordance with FASB ASC Topic 718. For the performance stock unit awards, the amounts disclosed in the table are based upon the target amount of shares granted. If maximum share payouts were achieved for such units, the aggregate grant date fair value for such units would be twice the amount disclosed in each year in the table related to such performance stock units. In the event of such maximum payouts the totals in the stock awards column would be: (i) for 2021, $8,678,046 for Mr. Vartanian, $2,114,407 for Mr. Krause, $1,478,107 for Mr. Blanco, $718,307 for Mr. Leenen and $856,018 for Ms. Sciullo, (ii) for 2020, $8,315,283 for Mr. Vartanian, $1,777,983 for Mr. Krause, $1,333,837 for Mr. Blanco, $516,229 for Mr. Leenen and $787,231 for Ms. Sciullo, (iii) for 2019, $6,052,031 for Mr. Vartanian, $1,512,091 for Mr. Krause, $1,196,958 for Mr. Blanco, and $485,754 for Mr. Leenen.
(2)	Represents the aggregate grant date fair value of the stock option awards, computed in accordance with FASB ASC Topic 718.
(3)	Represents the aggregate amount of incentive awards earned by the Named Officer under the Executive Incentive Plan (for 2021 and 2020), the Non-CEO Executive Incentive Program, the CEO Annual Incentive Award Plan (for 2019) and the Enhanced Bonus for all such years. See “Performance-Based Annual Cash Incentive” in the Compensation Discussion and Analysis above.
(4)	Represents the amount of the aggregate increase for 2021 in the actuarial present value of the Named Officer’s accumulated benefits under the defined benefit retirement plans described under “Pension Benefits” below. Pension benefits are not available to the executive in a lump-sum present value form and changes in the interest rate or the mortality rates used to calculate present values can cause wide fluctuations in the “change in Pension value” even though there has been no change to the way the annuity benefits are calculated.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
38

(5)	The following table describes the 2021 amounts included under “All Other Compensation:”

Name	Perquisites and Personal Benefits (A)	Company Contributions to Defined Contribution Plans	Insurance premiums	Other	Total
Nishan J. Vartanian	$19,964	$77,295	$—	$—	$97,259
Kenneth D. Krause	$20,678	$37,449	$—	$—	$58,127
Steven C. Blanco	$24,050	$14,500	$—	$—	$38,550
Bob W. Leenen	$27,962	$—	$—	$—	$27,962
Stephanie L. Sciullo	$23,555	$27,597	$—	$—	$51,152

(A)	The amounts for all persons other than Mr. Leenen consist of the cost of an executive physical, either the cost of the personal use of a Company vehicle or a vehicle allowance, and tax and investment assistance. For Messrs. Vartanian and Krause, the amounts also include club memberships. The amount for Mr. Leenen consists of the cost of an executive physical, a vehicle allowance and meal vouchers.

(6)	Ms. Sciullo was not a Named Officer in 2019 under the rules of the Securities and Exchange Commission.

GRANTS OF PLAN-BASED AWARDS

The following table shows the grants of plan-based awards made to the Named Officers in 2021:

Name	Grant Date	Estimated possible payouts under non- equity incentive plan awards(1)			Estimated possible payouts under equity incentive plan awards(2)			Stock and Stock Unit Awards(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares or Units	Grant Date Fair Value

Nishan J. Vartanian	2/23/2021	$437,500	$875,000	$1,750,000	$1,807,926	$3,615,853	$8,678,046	—	$—

Kenneth D. Krause	2/23/2021	$173,270	$346,540	$693,080	$400,263	$800,525	$1,921,260	1,128	$193,147

Steven C. Blanco	2/23/2021	$146,241	$292,482	$584,964	$279,829	$559,658	$1,343,178	788	$134,929

Bob W. Leenen	2/23/2021	$157,349	$314,698	$629,397	$124,605	$249,210	$598,104	702	$120,203

Stephanie L. Sciullo	2/23/2021	$112,551	$225,101	$450,202	$148,479	$296,958	$712,698	837	$143,320

(1)	Represents the amounts which could have been earned by the Named Officer through 2021 performance at the threshold, target and maximum levels under the annual incentive plans described under “Performance-Based Annual Cash Incentive” in the Compensation Discussion and Analysis above. The actual amounts earned are shown in the “Non-equity incentive plan compensation” column in the Summary Compensation Table above.
(2)	Represents the amount that could be earned by the Named Officer at the threshold, target and maximum levels of shares to be issued with respect to the performance stock units granted to the Named Officer under the Company’s Amended and Restated 2016 Management Equity Incentive Plan. The performance period runs through December 31, 2023. The amounts shown are based upon the ASC 718 value of the applicable number of shares of the Company’s Common Stock.
(3)	Represents time-vesting restricted stock unit awards granted to each Named Officer in 2021 under the Company’s Amended and Restated 2016 Management Equity Incentive Plan. To earn the award, the officer must remain employed by the Company or a subsidiary through a date which is approximately the third anniversary of the grant date. Restricted stock units will also vest earlier upon a change in control or if the grantee’s employment terminates due to death, disability or retirement under a Company retirement plan.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
39

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the outstanding equity awards held by the Named Officers at December 31, 2021:

Name	Option Awards					Stock Awards			Performance Awards
	Number exerciseable	Number un-exerciseable	Date exercisable	Option exercise price	Expiration date	Number of shares or stock units that have not vested	Vesting date	Market Value of shares or stock units that have not vested(1)	Number of unearned stock units that have not vested	Vesting date(2)	Market value of unearned stock units that have not vested(1)
Nishan J. Vartanian	—	—	—	$—	—	5,699	3/8/2022	$860,321	22,798	3/8/2022	$3,441,586
	—	—	—	$—	—	—	—	$—	27,204	3/8/2023	$4,106,716
	—	—	—	$—	—	—	—	$—	20,371	3/8/2024	$3,075,206
Kenneth D. Krause	—	—	—	$—	—	1,424	3/8/2022	$214,967	5,696	3/8/2022	$859,868
	—	—	—	$—	—	1,319	3/8/2023	$199,116	5,277	3/8/2023	$796,616
	—	—	—	$—	—	1,128	3/8/2024	$170,283	4,510	3/8/2024	$680,830
Steven C. Blanco	—	—	—	$—	—	1,127	3/8/2022	$170,132	4,509	3/8/2022	$680,679
	—	—	—	$—	—	987	3/8/2023	$148,998	3,950	3/8/2023	$596,292
	—	—	—	$—	—	788	3/8/2024	$118,956	3,153	3/8/2024	$475,977
Bob W. Leenen	—	—	—	$—	—	834	3/8/2022	$125,901	1,667	3/8/2022	$251,650
	—	—	—	$—	—	701	3/8/2023	$105,823	1,402	3/8/2023	$211,646
	—	—	—	$—	—	702	3/8/2024	$105,974	1,404	3/8/2024	$211,948
Stephanie L. Sciullo	—	—	—	$—	—	250	3/8/2022	$37,740	501	3/8/2022	$75,631
	—	—	—	$—	—	1,069	3/8/2023	$161,376	2,138	3/8/2023	$322,752
	—	—	—	$—	—	837	3/8/2024	$126,354	1,673	3/8/2024	$252,556

(1)	Based on the $150.96 closing price for the Company’s Common Stock on December 31, 2021.
(2)	The final vesting date of these performance stock units will be on March 8 of the third year after the units were awarded, assuming that the Compensation Committee determines whether, and to what extent, the three-year performance requirements related to the awards have been met, subject, as to the awards shown in the table as vesting on March 8, 2024, to the earlier meeting of the performance conditions of a percentage of the awards if applicable annual performance tests are met, in which case the final (time-based) vesting date for such percentage of awards will be March 8, 2024, in all cases if the employee remains employed by the Company at the applicable March 8 date.

OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised by the Named Officers and the restricted stock unit awards vested for the Named Officers during 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Nishan J. Vartanian	—	$—	12,285	$2,012,037

Kenneth D. Krause	5,142	$619,611	7,404	$1,212,627

Steven C. Blanco	—	$—	6,254	$1,024,280

Bob W. Leenen	—	$—	2,622	$429,431
Stephanie L. Sciullo	—	$—	945	$154,772

(1)	Represents the difference between the market value on the date of exercise of the shares acquired and the option exercise price.
(2)	Represents the market value of the restricted stock or restricted stock units on the vesting date. Includes time-vesting restricted stock unit awards and the vesting of time-vesting restricted stock units derived from performance stock units that have met performance tests.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
40

PENSION BENEFITS

The following table provides information concerning the value of the Named Officers’ accumulated benefits under the Company’s defined benefit retirement plans as of December 31, 2021:

Name	Plan	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Nishan J. Vartanian	MSA Pension Plan	36.5	$1,568,238	$—
	MSA Supplemental Pension Plan	36.5	$7,263,331	$—
Kenneth D. Krause	MSA Pension Plan	15.3	$397,981	$—
	MSA Supplemental Pension Plan	15.3	$940,441	$—
Steven C. Blanco	MSA Pension Plan	9.7	$333,459	$—
	MSA Supplemental Pension Plan	9.7	$594,597	$—
Bob W. Leenen(1)	MSA Pension Plan	7.2	$886,554	$—
	MSA Supplemental Pension Plan	7.2	$—	$—
Stephanie L. Sciullo	MSA Pension Plan	11.6	$231,148	$—
	MSA Supplemental Pension Plan	11.6	$—	$—

(1)	Mr. Leenen is a participant in the Swiss Life Pension Plan.

Pension Plan

Introduction. The MSA Pension Plan is a retirement plan that covers certain U.S. salaried and U.S. hourly employees.

To have a non-forfeitable right to a benefit under the Pension Plan, a participant must complete five years of service with the Company or an affiliate, or attain age 65 while employed by the Company or an affiliate. The Pension Plan’s normal retirement age is identical to the participant’s “Social Security Retirement Age.” The Social Security Full Retirement Age is established by Federal law, and varies from age 65 for persons born before 1938 to age 67 for persons born in 1960 or later years.

Benefits at Normal Retirement Age. A participant who retires upon reaching normal retirement age can begin receiving pension payments as of the first day of the following calendar month, which is referred to as the participant’s “normal retirement date.”

The Pension Plan has a minimum benefit formula that applies to only a small number of lower-paid participants. The majority of participants who begin receiving benefits on their normal retirement date are entitled to receive a monthly benefit equal to the sum of the amounts shown in (a), (b) and (c) below:

(a)	0.80%	x	Average Monthly Earnings up to Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus
(b)	1.55%	x	Average Monthly Earnings greater than Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus
(c)	1.00%	x	Average Monthly Earnings	x	Credited Service over 35 Years

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
41

For purposes of the normal retirement benefit formula, the following terms have the following meanings:

•	“Average Monthly Earnings” is generally the average of monthly compensation received during the participant’s highest five consecutive calendar years of compensation over the last ten years of employment. Compensation is generally the total cash payments received by a participant for services performed, before any reductions for employee contributions to 401(k) or other employee benefit plans. Compensation does not include any expense reimbursements, income attributable to non-cash benefits, or certain other miscellaneous payments. The compensation that can be taken into account each year is limited by Federal law. The 2021 limit was $290,000, but this number may be adjusted in future years for cost-of-living increases.

•	“Average Social Security Wage Base” is the average of the Social Security taxable wage bases in effect under Federal law during the 35-year period ending in the calendar year in which the participant attains Social Security Retirement Age.

•	“Credited Service” is a participant’s actual period of service with the Company as an employee in a category of employment that is covered by the Pension Plan.

Benefits at Early Retirement Age. The Pension Plan permits early retirement by participants who have (i) reached age 55 with at least 15 years of service, or (ii) reached age 60 with at least 10 years of service. Mr. Vartanian is currently eligible for early retirement. Participants who elect early retirement can choose to begin receiving pension benefits immediately, in which case their monthly benefit amount will be reduced to reflect the early start of payments; or they may choose to delay the start of payments until their normal retirement date, at which time they will receive unreduced benefits determined under the normal retirement benefit formula described above.

If a participant takes early retirement and begins receiving pension payments before his or her normal retirement date, the monthly pension benefit will be determined under the normal retirement formula, but will be reduced by (i) 5/9ths of 1% for each of the first 60 months that benefits begin before the normal retirement date, plus (ii) 5/18ths of 1% for each of the next 60 months that benefits begin before the normal retirement date, plus (iii) .345% for each of the next 12 months that benefits begin before the normal retirement date, plus (iv) .3108% for each of the next 12 months that benefits begin before the normal retirement date. Different reduction factors apply to the minimum benefit formula.

Forms of Payment. In general, Pension Plan benefits are paid as a stream of monthly benefits, referred to as an annuity (the only exception is that benefits with a present value of $5,000 or less are automatically paid in a lump sum following termination of employment). The normal form of payment for an unmarried participant is a “single life annuity” that pays monthly benefits to the participant for his or her life only. The normal form of payment for a married participant is a “qualified joint and survivor annuity” that pays monthly benefits to the participant for life, and, after the participant’s death, pays monthly benefits to the participant’s surviving spouse in an amount equal to 50% of the monthly amount payable during the participant’s lifetime. The Pension Plan also permits a participant to elect from among several optional forms of annuity payment that are of equivalent actuarial value to the normal form of payment.

Even though the Named Officers who participate in the Pension Plan cannot receive a lump sum distribution from the Pension Plan, the pension benefit table is required to show a present value for each individual’s accumulated Pension Plan benefit payable at normal retirement age. That present value was calculated by using an annual interest rate of 3.06% and the Pri-2012 Private Retirement Plans Mortality Table projected generationally using scale MP-2021.

Supplemental Pension Plan

Introduction. The MSA Supplemental Pension Plan is a non-qualified retirement plan that provides plan participants with pension benefits that they would have received under the Pension Plan except for certain limitations imposed by Federal law, including the limitation on compensation that can be taken into account.

Benefits at Normal Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who begins receiving benefits on his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan on the normal retirement date if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefit payments, and (ii) the amount that is actually payable to the participant under the Pension Plan.

Benefits at Early Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who is eligible for early retirement under the Pension Plan and who begins receiving benefits under the Pension Plan before his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefits, and (ii) the amount that is actually payable to the participant under the Pension Plan. Mr. Vartanian is currently eligible for early retirement.

Forms of Payment. Benefits payable under the Supplemental Pension Plan are generally payable in the same form that the participant’s benefits are payable under the Pension Plan. However, in the event of a vested participant’s termination within a two-year period after a corporate change in control (as defined in the Supplemental Pension Plan), the participant will receive a lump sum payment that is actuarially equivalent to the participant’s Supplemental Pension Plan benefit.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
42

Even though the Named Officers who participate in the Supplemental Pension Plan are not eligible to receive a lump sum unless a change in control occurs, the pension benefit table is required to show a present value at December 31, 2021 for each individual’s accumulated Supplemental Pension Plan benefit. That present value was calculated using an annual interest rate of 2.99% and the Pri-2012 Private Retirement Plans Mortality Table projected generationally using scale MP-2021 with white collar adjustment. This plan was closed to new entrants after December 31, 2012.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information concerning deferrals by the Named Officers of their earned compensation under the Company’s nonqualified deferred compensation plans:

Name	Executive Contributions in 2021(1)	Company Contributions in 2021(2)	Aggregate Earnings in 2021(3)	Aggregate Withdrawals / Distributions	Aggregate Balance at 12/31/2021(4)

Nishan J. Vartanian	$62,795	$62,795	$141,613	$—	$1,248,779

Kenneth D. Krause	$67,588	$22,949	$52,341	$—	$462,393

Steven C. Blanco	$—	$—	$59,241	$—	$412,038

Bob W. Leenen(5)	$—	$—	$—	$—	$—

Stephanie L. Sciullo	$24,035	$13,097	$19,722	$—	$167,238

(1)	These amounts are included in the amounts reported in the Summary Compensation Table as salary or non-equity incentive plan compensation, as applicable.
(2)	These amounts are included in the amounts reported in the Summary Compensation Table under “Other Compensation.”
(3)	The above table reflects the Company’s Supplemental Retirement Savings Plan. Earnings on deferred compensation under the Supplemental Retirement Savings Plan are not above market or preferential and are therefore not included in the Summary Compensation Table. Participants elect to have their accounts treated as if invested in one or more of a selection of publicly available mutual funds similar to those available under the Company’s Retirement Savings Plan, a qualified 401(k) plan. Accounts are credited with earnings or losses based on the investment results of the funds selected. See Supplemental Retirement Savings Plan discussion immediately below for further information.
(4)	Of the balances shown, the following amounts represent executive and Company contributions which either were reported in the Summary Compensation Table in the year of the contribution or would have been so reported had the individual been a Named Officer for that year: Mr. Vartanian, $897,936; Mr. Krause, $337,987; Mr. Blanco, $266,823; and Ms. Sciullo, $123,579. The remainder represents non-preferential market earnings not reportable in the Summary Compensation Table.
(5)	As a non-U.S. executive, Mr. Leenen is not eligible to participate in the MSA Supplemental Retirement Savings Plan.

Supplemental Retirement Savings Plan

For the Named Officers, the amounts shown in the Nonqualified Deferred Compensation table relate to the MSA 2005 Supplemental Retirement Savings Plan (SSP). The SSP permits the Named Officers and other eligible employees to defer compensation in excess of the limits imposed by the Internal Revenue Code on employee contributions to the Company’s Retirement Savings Plan (RSP), a qualified 401(k) Plan. The Company matches 100% of the first 5% of employee contributions, whether contributed to the RSP or deferred under the SSP. Participant contributions are vested at all times. Company matching contributions vest upon completion of two years of service, or earlier upon death, attainment of age 65 or a change in control.

Compensation eligible for deferral under the SSP includes salary, annual incentive bonus and other cash remuneration for services rendered. There are certain limits on the percentage of eligible compensation that a participant may defer. Participants may elect to have their SSP accounts treated as if invested in one or more of a selection of publicly available mutual funds similar to those available under the RSP. Accounts are credited with earnings or losses based on the investment results of the funds selected. Participants may change their investment elections, for either new contributions and/or for existing balances, at any time.

Distribution options under the SSP vary depending upon the year in which compensation was deferred. For amounts deferred, the participant elects a date for the commencement of distributions, which for subsequent distribution elections in 2005 and thereafter must be at least five years later than the original distribution date. Absent such an election, distributions commence upon the first day of the seventh month following termination of employment. Distributions are made either in a lump sum or in up to 15 annual installments, as elected by the participant. The timing of participant elections, both as to deferrals and as to distributions, is restricted in accordance with Internal Revenue Service requirements.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
43

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The tables below show the payments and benefits to which each Named Officer would have been entitled if the officer’s employment had terminated on December 31, 2021, for the reasons indicated in the tables. In addition to severance amounts payable in certain circumstances under the plan and agreements described following the tables, the amounts shown in the tables include compensation and retirement and other benefits previously earned through service by the Named Officer as described above.

Nishan J. Vartanian

The following table shows the payments and benefits to which Nishan J. Vartanian would have been entitled if his employment had terminated on December 31, 2021, for the reasons indicated in the table:

	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause	Death	Disability	Change in Control Termination

Cash Severance(1)	$—	$—	$875,000	$—	—	$3,248,737

Disability Income(2)	$—	$—	$—	$—	$912,153	$—

Earned award under non-equity incentive plans(3)	$963,683	$—	$963,683	$963,683	$963,683	$963,683
Equity(4)
Restricted Stock	$860,321	$—	$860,321	$860,321	$860,321	$860,321
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$10,623,508	$—	$10,623,508	$10,623,508	$10,623,508	$10,623,508
Other Benefits
Retiree medical(5)	$150,954	$150,954	$150,954	$—	$—	$150,954
Health & Welfare(6)	$—	$—	$—	$84,201	$150,954	$—
Insurance benefits(7)	$—	$—	$—	$50,000	$—	$—
Outplacement assistance	$—	$—	$25,000	$—	$—	$25,000
Total	$12,598,466	$150,954	$13,498,466	$12,581,713	$13,510,619	$15,872,203

NOTE: Retirement benefits that had previously been reported in this table (pension plan, supplemental pension plan, 401(k) retirement savings plan and supplemental savings plan) are no longer disclosed in this table. Pension plan and supplemental pension plan values are disclosed in the Pension Benefits table, supplemental savings plan values are disclosed in the Nonqualified Deferred Compensation table, and Company contributions to the 401(k) retirement savings plan, which is a non-discriminatory plan available to salaried employees, are disclosed in the Summary Compensation table, elsewhere in this Proxy Statement.

(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2021. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2021, Mr. Vartanian was eligible to retire under the Company’s pension plan.
(5)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(6)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(7)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy, which is payable by the insurer. Amounts that had been previously reported for this item included insurance which had been paid for by the Named Officer, which have been removed.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
44

Kenneth D. Krause

The following table shows the payments and benefits to which Kenneth D. Krause would have been entitled if his employment had terminated on December 31, 2021, for the reasons indicated in the table:

	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause	Death	Disability	Change in Control Termination

Cash Severance(1)	$—	$—	$187,703	$—	$—	$1,602,222

Disability Income(2)	$—	$—	$—	$—	$3,965,934	$—

Earned award under non-equity incentive plans(3)	$381,662	$—	$381,662	$381,662	$381,662	$381,662
Equity(4)
Restricted Stock	$—	$—	$—	$584,366	$584,366	$584,366
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award2	$—	$—	$—	$2,337,314	$2,337,314	$2,337,314
Other Benefits
Retiree medical(5)	$—	$—	$—	$—	$—	$—
Health & Welfare(6)	$—	$—	$—	$284,383	$45,144	$45,144
Insurance benefits(7)	$—	$—	$—	$50,000	$—	$—
Outplacement assistance	$—	$—	$25,000	$—	$—	$25,000

Total	$381,662	$—	$594,365	$3,637,725	$7,314,420	$4,975,708

NOTE: Retirement benefits that had previously been reported in this table (pension plan, supplemental pension plan, 401(k) retirement savings plan and supplemental savings plan) are no longer disclosed in this table. Pension plan and supplemental pension plan values are disclosed in the Pension Benefits table, supplemental savings plan values are disclosed in the Nonqualified Deferred Compensation table, and Company contributions to the 401(k) retirement savings plan, which is a non-discriminatory plan available to salaried employees, are disclosed in the Summary Compensation table, elsewhere in this Proxy Statement.

(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2021. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.
(5)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(6)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 24 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.
(7)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy which is payable by the insurer. Amounts that had been previously reported for this item included insurance which had been paid for by the Named Officer, which have been removed.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
45

Steven C. Blanco

The following table shows the payments and benefits to which Steven C. Blanco would have been entitled if his employment had terminated on December 31, 2021, for the reasons indicated in the table:

	Voluntary Termination		Involuntary Termination for Cause		Involuntary Termination Without Cause		Death	Disability	Change in Control Termination

Cash Severance(1)		$—		$—		$115,211	$—	$—	$1,470,091

Disability Income(2)		$—		$—		$—	$—	$2,191,910	$—

Earned award under non-equity incentive plans(3)		$333,143	$—			$333,143	$333,143	$333,143	$333,143
Equity(4)
Restricted Stock		$—		$—		$—	$438,086	$438,086	$438,086
Unexercisable Options		$—		$—		$—	$—	$—	$—
Performance Award	$—		$—		$—		$1,752,948	$—	$1,752,948
Other Benefits
Retiree medical(5)		$—		$—		$—	$—	$—	$—
Health & Welfare(6)		$—		$—		$—	$12,276	$49,088	$49,088
Insurance benefits(7)		$—	$—		$—		$50,000	$—	$—
Outplacement assistance		$—		$—		$25,000	$—	$—	$25,000
Total		$333,143		$—		$473,354	$2,586,453	$3,012,227	$4,068,356

NOTE: Retirement benefits that had previously been reported in this table (pension plan, supplemental pension plan, 401(k) retirement savings plan and supplemental savings plan) are no longer disclosed in this table. Pension plan and supplemental pension plan values are disclosed in the Pension Benefits table, supplemental savings plan values are disclosed in the Nonqualified Deferred Compensation table, and Company contributions to the 401(k) retirement savings plan, which is a non-discriminatory plan available to salaried employees, are disclosed in the Summary Compensation table, elsewhere in this Proxy Statement.

(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2021. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.
(5)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(6)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 24 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.
(7)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy which is payable by the insurer. Amounts that had been previously reported for this item included insurance which had been paid for by the Named Officer, which have been removed.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
46

Bob W. Leenen

The following table shows the payments and benefits to which Bob W. Leenen would have been entitled if his employment had terminated on December 31, 2021, for the reasons indicated in the table:

	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause	Death	Disability	Change in Control Termination

Cash Severance(1)	$—	$—	$136,168	$—	$—	$1,633,445

Disability Income(2)	$—	$—	$—	$—	$3,625,199	$—

Earned award under non-equity incentive plans(3)	$357,017	$—	$357,017	$357,017	$357,017	$357,017
Equity(4)
Restricted Stock	$—	$—	$—	$337,698	$337,698	$337,698
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$—	$—	$—	$675,244	$675,244	$675,244
Other Benefits
Retiree medical	$—	$—	$—	$—	$—	$—
Health & Welfare	$—	$—	$—	$—	$—	$—
Insurance benefits	$—	$—	$—	$—	$—	$—
Outplacement assistance	$—	$—	$—	$—	$—	$—
Total	$357,017	$—	$493,185	$1,369,959	$4,995,158	$3,003,404

NOTE: Retirement benefits that had previously been reported in this table (pension plan, supplemental pension plan, 401(k) retirement savings plan and supplemental savings plan) are no longer disclosed in this table. Pension plan and supplemental pension plan values are disclosed in the Pension Benefits table, supplemental savings plan values are disclosed in the Nonqualified Deferred Compensation table, and Company contributions to the 401(k) retirement savings plan, which is a non-discriminatory plan available to salaried employees, are disclosed in the Summary Compensation table, elsewhere in this Proxy Statement.

(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Swiss Life Pension Plan, which provides an annual benefit of 60% of salary.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2021. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
47

Stephanie L. Sciullo

The following table shows the payments and benefits to which Stephanie L. Sciullo would have been entitled if her employment had terminated on December 31, 2021, for the reasons indicated in the table:

	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause	Death	Disability	Change in Control Termination

Cash Severance(1)	$—	$—	$124,180	$—	$—	$1,044,758

Disability Income(2)	$—	$—	$—	$—	$4,106,339	$—

Earned award under non-equity incentive plans(3)	$272,707	$—	$272,707	$272,707	$272,707	$272,707
Equity(4)
Restricted Stock	$—	$—	$—	$325,470	$325,470	$325,470
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$—	$—	$—	$650,939	$650,939	$650,939
Other Benefits
Retiree medical(5)	$—	$—	$—	$—	$—	$—
Health & Welfare(6)	$—	$—	$—	$—	$15,625	$15,625
Insurance benefits(7)	$—	$—	$—	$50,000	$—	$—
Outplacement assistance	$—	$—	$25,000	$—	$—	$25,000
Total	$272,707	$—	$421,887	$1,299,116	$5,371,080	$2,334,499

NOTE: Retirement benefits that had previously been reported in this table (pension plan, supplemental pension plan, 401(k) retirement savings plan and supplemental savings plan) are no longer disclosed in this table. Pension plan and supplemental pension plan values are disclosed in the Pension Benefits table, supplemental savings plan values are disclosed in the Nonqualified Deferred Compensation table, and Company contributions to the 401(k) retirement savings plan, which is a non-discriminatory plan available to salaried employees, are disclosed in the Summary Compensation table, elsewhere in this Proxy Statement.

(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2021. Under the terms of the Amended and Restated 2016 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.
(5)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(6)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(7)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer.

MSA 2022 PROXY STATEMENT

COMPENSATION TABLES
48

Salaried Severance Pay Plan

The Company has a severance plan which is available generally to United States salaried employees and which does not discriminate in scope, terms or operation in favor of executive officers. Under this plan, an employee whose employment is involuntarily terminated without cause is entitled to a lump sum separation payment in an amount ranging from four weeks’ base salary for an employee with less than one year of continuous service to 52 weeks’ base salary for employees with 21 or more years of continuous service. The cash severance amount shown under “termination without cause” in the tables above is the amount to which the Named Officer would have been entitled under this plan had his employment been terminated without cause on December 31, 2021. A Named Officer would not receive payments under this plan if the termination qualified for severance benefits under the change in control severance agreements described below.

Change in Control Severance Agreements

The Company has entered into agreements with each of the Named Officers the stated purpose of which is to encourage the officers’ continued attention and dedication to their duties without distraction in the event of an actual or potential change in control of the Company. In the agreements, the officers agree that if a potential change in control, as defined in the agreements, occurs, the officers will remain in the employment of the Company for at least six months or until an actual change in control occurs, unless employment is sooner terminated by the executive for good reason, as defined in the agreement, or due to death, disability or retirement or by the Company. In return, the agreements provide that if within two years after a change in control, as defined in the agreement, the officer’s employment is terminated by the Company without cause, as defined in the agreement, or the officer terminates his employment for good reason, as defined in the agreement, the officer will be entitled to receive:

•	a lump sum payment equal to up to two times the sum of (i) the officer’s annual salary, plus (ii) the average annual bonus paid to the officer for the preceding two years; and

•	continuation for up to 24 months of medical, dental, accident and life insurance benefits.

Unlike many companies, the Company does not “gross-up” the benefits payable to officers for excise taxes. Instead, the benefits payable under the agreements are limited to the amount that can be paid without triggering any excise tax or rendering any amounts non-deductible under the Internal Revenue Code. The limitation would not apply if the reduced benefit is less than the unreduced benefit after payment of any excise tax.

The “change in control termination” column in the tables above shows the amounts of the payments and benefits each Named Officer would have received if a qualifying termination of employment following a change in control had occurred as of December 31, 2021.

MSA 2022 PROXY STATEMENT

49

Pay Ratio Disclosure

We are providing the following information, as required by Item 402(u) of Regulation S-K:

For 2021, our last completed fiscal year:

•	the median of the annual total compensation of all our employees (other than Nishan J. Vartanian, Chief Executive Officer) was $56,109; and

•	the annual total compensation of Nishan J. Vartanian, Chief Executive Officer, based on the Summary Compensation Table and adjusted as described below, was $6,815,749.

Based on this information, the estimated ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is approximately 121 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and material assumptions, adjustments, and estimates used to identify the median and determine annual total compensation (or any elements of annual total compensation) were as follows:

1.	As of December 31, 2021, our employee population consisted of approximately 4,800 individuals working at our parent company and consolidated subsidiaries.

For 2021, we changed the date that we use to identify our median employee to December 31, 2021 to utilize full-year compensation data to eliminate the need to adjust for differing pay period dates across our global locations.

2.	To find the median of the annual total compensation of all our employees (other than our Chief Executive Officer), we gathered year-to-date compensation data, through December 31, 2021 for all individuals employed on December 31, 2021.

a)	We used cash compensation paid during the period January 1, 2021 through December 31, 2021 including: base pay, overtime pay, sales incentive pay, and bonus incentive pay as the consistently applied compensation measure by which to determine the median employee.

b)	In performing this calculation, we did not annualize the compensation of any employees who did not work for the Company or its consolidated subsidiaries for the entire fiscal year.

c)	We did not make any cost-of-living adjustments in identifying the median employee.

d)	Our employee population data described above does not include approximately 150 employees of Bristol Uniforms Limited, a company we acquired on January 25, 2021. Our employee population data described above also does not include approximately 200 employees of Bacharach, Inc., a company we acquired on July 1, 2021.

3.	Using this methodology, we determined that our median employee was a full-time, hourly production employee located in our Murrysville, Pennsylvania manufacturing facility with wages, bonus and overtime pay for the 12-month period ending December 31, 2021 in the amount of $45,789.

4.	With respect to our median employee, we then identified and calculated the elements of such employee’s compensation for fiscal 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $47,001. The difference between such employee’s wages, overtime pay and bonus incentive pay and the employee’s annual total compensation represents the estimated value of such employee’s other compensation, including company matching contributions to the MSA Retirement Savings Plan and Company contributions to the medical insurance premium of $9,108.

5.	With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of the 2021 Summary Compensation Table included in this Proxy Statement, with the addition of Company paid contributions to health and welfare plans to the “All Other Compensation” field.

CEO PAY RATIO

Person	Year	Salary	Overtime	Stock Awards	Stock Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total
CEO Nishan J. Vartanian	2021	$863,062	$—	$3,488,075	$—	$963,683	$1,381,941	$118,988	$6,815,749
Murrysville, Production Employee	2021	$42,545	$2,194	$—	$—	$1,050	$1,212	$9,108	$56,109
								MSA Pay Ratio	121:1

MSA 2022 PROXY STATEMENT

50

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities relating to, among other things, the quality and integrity of the Company’s financial reports and quarterly and annual financial statements. The Committee operates pursuant to a written charter which was approved by the Board and is available in the Corporate Governance section of the Company’s website at www.MSAsafety.com. The Committee is comprised of three directors, each of whom is independent in accordance with the listing standards of the New York Stock Exchange and Securities and Exchange Commission Rule 10A-3. The Board has determined that directors Pearse and Sperry, each a member of the Committee, are each an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

The Committee is responsible for the appointment, compensation, and oversight of the Company’s external auditors, which for 2021 was Ernst & Young LLP (“EY”), an independent registered public accounting firm, as well as for the selection of the lead audit partner. The independent registered public accounting firm is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion based on the audit as to whether the Company’s audited financial statements fairly present the Company’s consolidated financial position, results of operation and cash flows in conformity with generally accepted accounting principles. The Committee received regular status update reports from EY on the overall scope and plan of its audit and discussed the key risk factors identified. The Committee performed an evaluation of EY performance and independence. Based on this assessment, and other factors, the Committee determined that its choice of external auditor is in the best interests of the Company and its shareholders.

The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and the adequacy of its internal controls. The Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2021, and has discussed the financial statements with management and with EY. The Committee has received from EY written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and has discussed those matters with EY. The Committee has also received from EY the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY its independence. In performance of its oversight function, the Committee also monitored Company management’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 by discussing with management and EY (i) management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 (“Management’s Assessment”); and (ii) EY’s opinion of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee as referred to in this report and described in the Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The foregoing report was submitted by the Audit Committee of the Board of Directors.

Diane M. Pearse

Sandra Phillips Rogers

William R. Sperry, Chair

MSA 2022 PROXY STATEMENT

51

Stock Ownership

Under regulations of the Securities and Exchange Commission, a person is considered the “beneficial owner” of a security if the person has or shares with others the power to vote the security (voting power) or the power to dispose of the security (investment power). In the tables which follow, “beneficial ownership” of the Company’s stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a “beneficial owner” has an economic interest in the shares indicated as “beneficially owned.”

BENEFICIAL OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information regarding the amount and nature of beneficial ownership of the Company’s Common Stock and 4 1⁄2% Cumulative Preferred Stock as of February 14, 2022, by each director and Named Officer and by all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the person named or a member of the group has sole voting and investment power with respect to the shares listed.

	Common Stock						4 1⁄2% Cumulative Preferred Stock
	Amount and Nature of Beneficial Ownership				Total Common Stock		Amount and Nature of Beneficial Ownership	Percent of Class
	Non-Trust Shares(1)		Trust Shares(2)			Percent of Class(1)

John T. Ryan III	1,212,323	(3)	1,043,567	(4)	2,255,890	5.74%	187	1.02%

Robert A. Bruggeworth	28,922		5,738		34,660	—	—	—

Gregory B. Jordan	1,520		—		1,520	—	—	—

William M. Lambert	123,656	(3)	—		123,656	—	—	—

Diane M. Pearse	37,586		—		37,586	—	—	—

Rebecca B. Roberts	10,909		—		10,909	—	—	—

Sandra Phillips Rogers	4,248		—		4,248	—	—	—

Luca Savi	—		—		—		—	—

William R. Sperry	3,536		—		3,536	—	—	—

Nishan J. Vartanian	46,163	(3)	—		46,163	—	—	—

Kenneth D. Krause	14,863	(3)	—		14,863	—	—	—

Steven C. Blanco	9,898		—		9,898	—	—	—

Bob W. Leenen	9,489		—		9,489	—	—	—

Stephanie L. Sciullo	2,690		—		2,690	—	—	—

All executive officers and directors as a group (15 persons)	1,509,926	(3)	1,049,305	(4)	2,556,231	6.49%	187	1.02%

(1)	The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the exercise of stock options held under the Management Equity Plans or the Director Equity Plans: Mr. Bruggeworth, 2,179 shares; Mr. Lambert, 81,916 shares; Ms. Pearse, 4,854 shares; and all directors and executive officers as a group, 88,949 shares. The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the vesting of restricted stock units granted under the Management Equity Plans: Mr. Vartanian, 20,328 shares; Mr. Krause, 5,079 shares; Mr. Blanco, 4,020 shares; Mr. Leenen, 1,904 shares; Ms. Sciullo, 571 shares; and all directors and executive officers as a group, 32,530 shares. The number of shares of Common Stock beneficially owned also includes the following restricted shares awarded under the Company’s Director Equity Plans, as to which such persons have voting power only: Mr. Ryan, Mr. Bruggeworth, Mr. Lambert, Ms. Roberts, Ms. Rogers, and Mr. Sperry, each with 789 shares; and all directors and executive officers as a group, 4,734 shares. Only percentages of 1% or greater are shown. The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class do not include the following shares of Common Stock which may be acquired upon the vesting, and the termination of deferral, of restricted stock units granted to a director (along with shares of Common Stock for related dividend equivalent rights), based upon the director’s decision to defer the receipt of shares awarded under the Company’s Director Equity Plans: Mr. Jordan and Ms. Pearse, each with 1,949 shares; and Mr. Savi, 661 shares.

MSA 2022 PROXY STATEMENT

STOCK OWNERSHIP
52

(2)	The shares in this column are those as to which the director or officer holds voting and/or investment power as a fiduciary or otherwise under the terms of a trust instrument. In certain cases, the director or officer is also among the beneficiaries of the trust.
(3)	Includes shares of Common Stock as to which voting and investment power is shared with the spouse as follows: Mr. Ryan, 226,897 shares; Mr. Krause, 1,215 shares; Mr. Vartanian, 27,492 shares; and all directors and executive officers as a group, 255,604 shares. The amounts shown for the following persons do not include shares of Common Stock held by their wives: Mr. Lambert, 62,100 shares (51,000 shares of which are in a trust); and Mr. Vartanian, 1,190 shares.
(4)	Mr. Ryan acts as a co-trustee with shared voting and investment power with respect to such shares of Common Stock.

5% BENEFICIAL OWNERS

As of March 7, 2022, to the Company’s knowledge, four persons or entities beneficially owned more than 5% of the Company’s Common Stock. The beneficial ownership of John T. Ryan III appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such persons:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

APG Asset Management US Inc. 666 3rd Ave., 2nd Floor New York, NY 10017	4,284,863	(1)	10.9%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,037,771	(2)	7.7%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,598,397	(3)	9.2%

(1)	According to a Schedule 13G filed March 3, 2021, APG Asset Management US Inc. and its affiliates have shared voting power over 4,284,863 shares, and shared investment power over 4,284,863 shares. APG Asset Management has advised the Company that the amount and nature of its beneficial ownership has not changed since its Schedule 13G filing.
(2)	According to a Schedule 13G filed February 1, 2022, BlackRock, Inc. and its subsidiaries have sole voting power over 2,930,156 shares, and sole investment power over 3,037,771 shares.
(3)	According to a Schedule 13G filed February 10, 2022, The Vanguard Group and its subsidiaries have shared voting power over 18,638 shares and have sole investment power over 3,547,536 shares and shared investment power over 50,861 shares.

MSA 2022 PROXY STATEMENT

53

PROPOSAL NO. 3

Selection of Independent Registered Public Accounting Firm

Because of the importance to the shareholders of having the Company’s financial statements audited by an independent registered public accounting firm, it is the opinion of the Board that the selection of the independent registered public accounting firm should be submitted to the shareholders. The Board of Directors and its Audit Committee recommend that the shareholders approve the selection of the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Ernst & Young LLP has advised the Company that neither the firm nor any of its partners has any direct or material indirect financial interest in the Company or any of its subsidiaries.

The following table provides a summary of the Company’s fees paid for the services of its auditor, Ernst & Young LLP.

	2021	2020

Audit Fees	$3,454,000	$2,940,300

Audit-related Fees (1)	$46,000	38,760

Tax Fees	$23,000	—

All Other Fees	—	—

(1)	Audit-related fees were primarily for employee benefit plan audits and certain attest reports.

The charter of the Audit Committee requires that the Audit Committee approve in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. All services provided by the independent registered public accounting firm were pre-approved by the Audit Committee pursuant to the pre-approval policy.

THE BOARD RECOMMENDS YOU VOTE “FOR” PROPOSAL NO. 3: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Board of Directors and the Audit Committee recommend that you vote FOR the selection of Ernst & Young LLP as the independent registered public accounting firm. Properly submitted proxies which are timely received will be so voted, unless otherwise directed thereon. It is expected that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. See Proposal Nos. 1 and 2 above, “Election of Directors,” for information concerning the Audit Committee of the Board.

Approval of this proposal requires the affirmative vote of a majority of the votes cast (which excludes abstentions and failures to vote (e.g., broker non-votes)) by the holders of Common Stock present and voting at the meeting or by proxy, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting. In the event the proposal is not approved, the Board will treat this as a recommendation to consider another independent registered public accounting firm for 2023.

MSA 2022 PROXY STATEMENT

54

PROPOSAL NO. 4

Advisory Vote to Approve Executive Compensation

As described in the Compensation Discussion and Analysis and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The Company is presenting the following proposal, which gives shareholders the opportunity to endorse or not endorse the Company’s compensation program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board intends to carefully consider the shareholder vote and feedback from this proposal, such vote will not be binding on the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Board and the Compensation Committee will take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and initiation of executive compensation programs. In 2021, the shareholders voted in favor of the Company’s compensation program for named executive officers, with 98.4% of the votes cast by shareholders voting FOR the proposal. The Board and Compensation Committee took this vote into consideration in designing the compensation program for 2022. Please see the Compensation Discussion and Analysis above for further details.

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation.”

THE BOARD RECOMMENDS YOU VOTE “FOR” PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors and the Compensation Committee recommend that you vote FOR Proposal 4, approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement set forth under the caption “Executive Compensation.” Properly submitted proxies which are timely received will be voted FOR approval of the proposal, unless otherwise directed thereon.

MSA 2022 PROXY STATEMENT

55

Other Matters

The Board of Directors does not know of any matters, other than those referred to herein, which will be presented for action at the meeting. However, in the event of a vote on any other matter that should properly come before the meeting, it is intended that proxies received in the accompanying form will be voted thereon in accordance with the discretion and judgment of the persons named in the proxies.

Annual Report on Form 10-K

Upon written request to the undersigned Secretary of the Company (at the address specified on page one) by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2021 Annual Report on Form 10-K to the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

2023 Shareholder Proposals

The Company’s bylaws require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing specified information, so that it is received by the Company not later than the notice deadline under the bylaw. This notice deadline will generally be 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting, or December 2, 2022, for the Company’s Annual Meeting in 2023.

The bylaw described above does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Company’s Proxy Statement pursuant to Securities and Exchange Commission Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that written notice of a shareholder proposal requested to be included in the Company’s proxy materials pursuant to the Rule must also generally be received by the Company not later than 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting. For the Company’s Annual Meeting in 2023, this deadline would also be December 2, 2022.

The notices of shareholder proposals described under this caption must be given to the Secretary of the Company at the address set forth on page one. A copy of the bylaw provision described above will be furnished to any shareholder upon written request to the Secretary at the same address.

Shareholder Communications

A shareholder or other interested party who wishes to communicate with the Board, a Committee of the Board or any individual director or group of directors may do so directly by sending the communication in writing, addressed to the Board, the Committee, the individual director or group of directors, c/o Corporate Secretary, at the Company’s address appearing on page one.

Expenses of Solicitation

All expenses incident to the solicitation of proxies by the Board of Directors will be paid by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held in the names of such persons. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone. Employees will receive no additional compensation for any such solicitation.

By Order of the Board of Directors,

Richard W. Roda

Secretary

MSA 2022 PROXY STATEMENT

56

Frequently Asked Questions

1.	What is a proxy statement?

Certain shareholder votes take place each year at the Annual Meeting. Since most shareholders do not attend the Annual Meeting, we request your authorization (or your “proxy”) in advance to instruct designated persons (your “proxy holders”) how to vote your shares at the meeting. A proxy statement is a document we are required to give you when requesting your voting authority and instructions. Regulations of the U.S. Securities and Exchange Commission (the “SEC”) also require that we include specific information about the Company in the proxy statement.

2.	Why was I provided with access to this proxy statement?

All shareholders of MSA Safety Incorporated as of February 14, 2022, the “record date” for this year’s Annual Meeting, are entitled to vote at the meeting. We are providing access to this proxy statement and proxy card, along with our annual report, to all shareholders of record as of the record date.

3.	What is a shareholder of record? What is a beneficial owner?

Shareholders of Record

Shareholders can own stock directly in their own name through our transfer agent, Broadridge Corporate Issuer Solutions. Such shareholders are referred to as shareholders of record. When you are a shareholder of record, we will provide you directly with notice of access to the proxy statement and an accompanying proxy card.

Beneficial Owners

Shareholders can also own stock indirectly, through one or more brokers or intermediaries. Such shareholders are referred to as beneficial owners. When you are a beneficial owner, your stock is registered in the name of your broker or intermediary. It is the responsibility of the broker or other intermediary to forward the notice of internet availability of proxy materials, along with instructions about how to vote your shares. Shareholders can be both shareholders of record for some shares and beneficial owners for other shares and may own shares through multiple brokerage or intermediary accounts. Such shareholders will receive separate proxy materials for each account, and it is necessary for such beneficial owners to vote the shares for each account.

Important Information for MSA Employees

MSA employees may own stock a number of ways, including but not limited to stock held as shareholder of record or as a beneficial owner as described above, and stock purchased while an employee pursuant to a MSA benefit plan such as the Employee Stock Purchase Plan (ESPP) or the MSA Stock Fund of the MSA Retirement Savings Plan (401(k)). If you hold shares in more than one of these ways, you will receive multiple notifications of the availability of proxy materials. You must complete each set of proxy materials you receive in order to vote the shares covered by such materials.

4.	Why did I receive a notice of internet availability of proxy materials instead of printed proxy materials?

In accordance with the rules of the SEC, the Company has elected to furnish proxy materials by sending a notice of internet availability of proxy materials to its shareholders. Shareholders will have electronic access to our proxy materials through the internet but will not receive paper proxy materials unless they request them as provided for in the notice of availability. The notice of availability will provide instructions for shareholders to access the proxy materials and vote their shares. Providing the notice of availability reduces the environmental impact and costs associated with printed materials.

5.	How do I vote?

You may vote by telephone, the internet or by following the instructions on your notice of internet availability of proxy materials or proxy card. When you are a beneficial owner, certain brokers or other institutions that hold your shares will forward a voting instruction form to you. It is important to follow the instructions on each notice of availability, proxy card and voting instruction form you receive to ensure that all of your shares are voted.

MSA 2022 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS
57

6.	What do I do if I receive a notice of internet availability of proxy materials, a proxy card AND a voting instruction form or forms?

This indicates that you hold shares in multiple accounts. Please follow the voting instructions for each set of materials received. It is necessary to cast a vote for all sets of materials you receive or some of your shares will not be voted.

7.	When will the Company announce the final voting results?

The Company will file the final voting results with the SEC and publish them on our website within four business days following the Annual Meeting.

MSA 2022 PROXY STATEMENT

MSA SAFETY INCORPORATED 1000 CRANBERRY WOODS DRIVE CRANBERRY TOWNSHIP, PA 16066

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2022. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy up until 11:59 P.M. Eastern Time on May 12, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66678-P66842-Z81842                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —  — — — — — — — — – — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSA SAFETY INCORPORATED			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends you vote FOR the following nominees:
			☐	☐	☐
1.	Election of Directors for a term expiring in 2025.
Nominees:
	01)	Robert A. Bruggeworth
	02)	Gregory B. Jordan
	03)	Rebecca B. Roberts
	04)	William R. Sperry

The Board of Directors recommends you vote FOR the following nominee:

2.	Election of a Director for a term expiring in 2024.		For		Withhold

	Nominee:		☐		☐
	01)	Luca Savi

The Board of Directors recommends you vote FOR proposals 3 and 4.	For	Against	Abstain

3. Selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

4. To provide an advisory vote to approve the executive compensation of the Company’s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report to Shareholders, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

D66679-P66842-Z81842

MSA SAFETY INCORPORATED

Annual Meeting of Shareholders

Friday, May 13, 2022 at 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints NISHAN J. VARTANIAN and RICHARD W. RODA, or either of them, as proxies, with power of substitution, to vote all shares of MSA SAFETY INCORPORATED which the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders and any adjournment thereof.

This proxy will be voted as directed, or, if no direction is given, FOR items 1, 2, 3 and 4. A vote FOR Items 1 and 2 includes discretionary authority to vote for a substitute if a nominee listed becomes unable or unwilling to serve.

The proxies named are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes all previous proxies for such Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and ratifies all that said proxies may do by virtue hereof.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side.